Exhibit 2.1 Execution Version {N4469832.17} STOCK PURCHASE AGREEMENT BY AND AMONG MICHAEL V. PETILLO, THE 2020 AUDREY PETILLO FAMILY TRUST, THE MICHAEL V. PETILLO FAMILY TRUST, PETILLO LLC, PETILLO NY LLC, PETILLO MARYLAND INCORPORATED, PETILLO NJ HOLDINGS INCORPORATED, PETILLO NY HOLDINGS INCORPORATED, PETILLO MD HOLDINGS INCORPORATED, SELLERS REPRESENTATIVE and STERLING CONSTRUCTION COMPANY, INC. dated as of DECEMBER 30, 2021

i {N4469832.17} TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE .......................................................................................... 2 Section 1.1 Purchase and Sale ......................................................................................2 Section 1.2 Estimated Adjustment ...............................................................................3 Section 1.3 Base Purchase Price; Transactions to be Effected at the Closing .........3 Section 1.4 Closing .........................................................................................................6 Section 1.5 Calculations ................................................................................................6 Section 1.6 Review; Disputes ........................................................................................7 Section 1.7 Payment Upon Final Determination of Adjustments .............................8 Section 1.8 Purchase Price Allocation .........................................................................9 Section 1.9 Asset Allocation ........................................................................................10 Section 1.10 Cash Retention Bonus..............................................................................11 Section 1.11 Earn-Out Payments .................................................................................11 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF COVENANTORS ................... 14 Section 2.1 Organization and Authority of Covenantors ........................................14 Section 2.2 Organization, Authority and Qualification of the Acquired Companies ....................................................................................................................15 Section 2.3 Capitalization ...........................................................................................15 Section 2.4 No Subsidiaries .........................................................................................16 Section 2.5 No Conflicts; Consents ............................................................................16 Section 2.6 Financial Statements ................................................................................16 Section 2.7 Undisclosed Liabilities; Indebtedness ....................................................17 Section 2.8 Absence of Certain Changes, Events and Conditions...........................17 Section 2.9 Material Contracts ...................................................................................18 Section 2.10 Title to Assets; Sufficiency of Assets; Real Property ............................20 Section 2.11 Intellectual Property; Internet Accounts; IT Systems; Data Protection ..................................................................................................22 Section 2.12 Legal Proceedings; Governmental Orders ............................................24 Section 2.13 Compliance With Laws; Permits ............................................................24 Section 2.14 Environmental Matters ...........................................................................25 Section 2.15 Employee Benefit Matters .......................................................................26 Section 2.16 Employment Matters ...............................................................................29 Section 2.17 Taxes..........................................................................................................30 Section 2.18 Brokers ......................................................................................................34 Section 2.19 Receivables and Payables ........................................................................34 Section 2.20 Material Customers and Material Suppliers .........................................34 Section 2.21 Related Party Transactions .....................................................................35 Section 2.22 Insurance ..................................................................................................35 Section 2.23 Investment Purpose .................................................................................35 Section 2.24 Independent Investigation .......................................................................35 Section 2.25 Service Warranties...................................................................................36 Section 2.26 Bank Accounts ..........................................................................................36

ii {N4469832.17} Section 2.27 Books and Records ...................................................................................36 Section 2.28 Government Contracts and Government Bids......................................36 Section 2.29 Backlog ......................................................................................................37 Section 2.30 Coronavirus Pandemic Matters..............................................................37 Section 2.31 No Other Representations or Warranties..............................................38 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER ................................... 38 Section 3.1 Organization and Authority of Buyer ....................................................38 Section 3.2 No Conflicts; Consents ............................................................................39 Section 3.3 Investment Purpose .................................................................................39 Section 3.4 Buyer Capital Structure ..........................................................................39 Section 3.5 Valid Issuance of Buyer Common Stock ...............................................40 Section 3.6 SEC Filings; Financial Statements. ........................................................40 Section 3.7 Compliance with Laws ............................................................................41 Section 3.8 Brokers ......................................................................................................41 Section 3.9 Legal Proceedings ....................................................................................41 Section 3.10 Absence of Changes .................................................................................42 Section 3.11 Availability of Funds; Solvency ..............................................................42 Section 3.12 Absence of Undisclosed Liabilities .........................................................42 Section 3.13 No Other Representations and Warranties ...........................................42 ARTICLE 4 COVENANTS ......................................................................................................... 42 Section 4.1 Employees; Benefit Plans ........................................................................42 . 42 Section 4.2 Confidentiality ..........................................................................................44 Section 4.3 Books and Records ...................................................................................44 Section 4.4 Public Announcements ............................................................................45 Section 4.5 Further Assurances ..................................................................................45 Section 4.6 Tax Matters ..............................................................................................45 Section 4.7 Transfer Taxes .........................................................................................47 Section 4.8 R&W Insurance Policy ............................................................................47 Section 4.9 Financial Information ..............................................................................47 Section 4.10 Buyer Stock Consideration .....................................................................48 Section 4.11 Indemnification of Directors and Officers. ............................................48 Section 4.12 Conduct of the Acquired Business Prior to Closing .............................48 Section 4.13 Access to Information ..............................................................................49 Section 4.14 Exclusive Dealing .....................................................................................49 Section 4.15 Reorganizations ........................................................................................49 ARTICLE 5 INDEMNIFICATION .............................................................................................. 49 Section 5.1 Survival .....................................................................................................49 Section 5.2 Indemnification by Covenantors ............................................................50 Section 5.3 Indemnification by Buyer........................................................................51 Section 5.4 Indemnification Procedures ....................................................................52 Section 5.5 Miscellaneous Indemnification Provisions ............................................53

iii {N4469832.17} Section 5.6 Satisfaction of Covenantors’ Indemnification Obligations; Release of Remaining Escrow Amount ....................................................................55 ARTICLE 6 CONDITIONS TO CLOSING................................................................................. 56 Section 6.1 Conditions to Obligations of All Parties ................................................56 Section 6.2 Conditions to Obligations of Buyer ........................................................56 Section 6.3 Conditions to Obligations of the Seller Parties .....................................57 Section 6.4 Frustration of Conditions ........................................................................57 ARTICLE 7 TERMINATION ...................................................................................................... 57 Section 7.1 Termination ..............................................................................................57 Section 7.2 Effect of Termination ..............................................................................58 ARTICLE 8 MISCELLANEOUS ................................................................................................ 59 Section 8.1 Expenses ....................................................................................................59 Section 8.2 Notices .......................................................................................................59 Section 8.3 Interpretation ...........................................................................................60 Section 8.4 Headings....................................................................................................60 Section 8.5 Severability ...............................................................................................60 Section 8.6 Entire Agreement .....................................................................................60 Section 8.7 Successors and Assigns ............................................................................60 Section 8.8 No Third-party Beneficiaries ..................................................................60 Section 8.9 Amendment and Modification; Waiver .................................................60 Section 8.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ...61 Section 8.11 Specific Performance ...............................................................................62 Section 8.12 Counterparts ............................................................................................62 Section 8.13 Covenantor Release .................................................................................62 Section 8.14 Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney-Client Privilege. .......................................................................63 Section 8.15 The Sellers Representative ......................................................................64 EXHIBITS AND SCHEDULES(*) Exhibit A Definitions Exhibit B Sample Working Capital Calculation and Seller Accounting Principles Exhibit C RCAs Exhibit D Escrow Agreement Exhibit E Employment Agreements Exhibit F Lock-Up Agreements Exhibit G Assignment Seller Disclosure Schedule (*) Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits and schedules to the Securities and Exchange Commission upon request.

{N4469832.17} STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 30, 2021 (the “Effective Date”), is entered into by and among Michael V. Petillo, an individual resident of the State of New Jersey (“Mr. Petillo”); the 2020 Audrey Petillo Family Trust and the Michael V. Petillo Family Trust (collectively, the “Trusts,” each a “Trust” and, together with Mr. Petillo, “Covenantors” and each of the Trusts and Mr. Petillo a “Covenantor”); Petillo LLC, a Delaware limited liability company (“Petillo LLC”); Petillo NY LLC, a Delaware limited liability company (“Petillo NY LLC”), Petillo Maryland Incorporated, a Maryland corporation (“Petillo MD” and, together with Petillo LLC and Petillo NY LLC, including all of their respective legal predecessors pursuant to the Reorganizations, the “Acquired Companies”); Petillo NJ Holdings Incorporated, as a New Jersey corporation (“NJ Seller”); Petillo NY Holdings Incorporated as a New York corporation (“NY Seller”); Petillo MD Holdings Incorporated, a Maryland corporation (“MD Seller” and together with NJ Seller and NY Seller, the “Sellers”), Michael V. Petillo, solely in his capacity as the representative of Covenantors (“Sellers Representative”); and Sterling Construction Company, Inc., a Delaware corporation (“Buyer”). Buyer, the Acquired Companies, the Seller Parties and, to the extent applicable, Sellers Representative are also referred to herein individually as a “Party” and collectively as the “Parties”. Certain other capitalized terms used herein have the meanings ascribed to such terms in Exhibit A. RECITALS WHEREAS, prior to the Closing Date, (i) Mr. Petillo and the Trusts incorporated NJ Seller; (ii) Mr. Petillo and the Trusts contributed all of the issued and outstanding shares of capital stock of Petillo Incorporated, a New Jersey corporation (“Petillo”) to NJ Seller in exchange for an equal number of shares of capital stock of NJ Seller (“NJ Contribution”), (iii) NJ Seller properly executed and timely filed or caused to be timely filed IRS Form 8869 electing for Petillo to be a qualified subchapter S subsidiary effective as of the effective date of the contribution effected in clause (ii) (the steps taken in clauses (i) through (iii) being effected in a manner consistent with Revenue Ruling 2008-18 and constituting a reorganization described in Section 368(a)(1)(F) of the Code); (iv) NJ Seller organized Petillo LLC with NJ Seller as its sole member; and (v) NJ Seller merged Petillo with and into Petillo LLC, with Petillo LLC as the survivor (“NJ Merger”) and Petillo LLC being an entity disregarded as separate from NJ Seller for federal and applicable state income tax purposes (collectively, the steps taken in clauses (i) through (v) constituting the “NJ Reorganization”); WHEREAS, prior to the Closing Date, (i) Mr. Petillo incorporated NY Seller; (ii) Mr. Petillo contributed all of the issued and outstanding shares of capital stock of Petillo NY Incorporated, a New York corporation (“Petillo NY”) to NY Seller in exchange for an equal number of shares of capital stock of NY Seller (“NY Contribution”), (iii) NY Seller properly executed and timely filed or caused to be timely filed IRS Form 8869 electing for Petillo NY to be a qualified subchapter S subsidiary effective as of the effective date of the contribution effected in clause (ii) (the steps taken in clauses (i) through (iii) being effected in a manner consistent with Revenue Ruling 2008-18 and constituting a reorganization described in Section 368(a)(1)(F) of the Code); (iv) NY Seller organized Petillo NY LLC with NY Seller as its sole member; and (v) NY Seller merged Petillo NY with and into Petillo NY LLC (“NY Merger”), with Petillo NY LLC as the survivor and Petillo NY LLC being an entity disregarded as separate from NY Seller for

{N4469832.17} 2 federal and applicable state income tax purposes (collectively, the steps taken in clauses (i) through (v) constituting the “NY Reorganization”); WHEREAS, prior to the Closing Date, (i) Mr. Petillo incorporated MD Seller, (ii) Mr. Petillo contributed all of the issued and outstanding shares of capital stock of Petillo MD to MD Seller in exchange for an equal number of shares of capital stock of MD Seller (the “MD Contribution” and together with the NJ Contribution and the NY Contribution, the “Contribution(s)”, and (iii) MD Seller properly executed and timely filed or caused to be timely filed IRS Form 8869 electing for Petillo MD to be a qualified subchapter S subsidiary effective as of the effective date of the contribution effected in clause (ii) (the steps taken in clauses (i) through (iii) being effected in a manner consistent with Revenue Ruling 2008-18 and constituting a reorganization described in Section 368(a)(1)(F) of the Code); (collectively, the steps taken in clauses (i) through (iii) constituting the “MD Reorganization” and collectively with the NJ Reorganization and the NY Reorganization, the “Reorganizations”); WHEREAS, immediately after the Reorganizations, (i) the Trusts and Mr. Petillo became the owner of all of the issued and outstanding shares of capital stock of NJ Seller (the “Petillo Shares”), and (ii) Mr. Petillo became the owner of all of the issued and outstanding shares of capital stock of NY Seller (the “Petillo NY Shares”) and all of the issued and outstanding shares of capital stock of MD Seller (the “Petillo MD Shares”); WHEREAS, immediately after the Reorganizations, (i) NJ Seller became the owner of all of the issued and outstanding limited liability company interests in Petillo LLC (the “Petillo Equity”), (ii) NY Seller became the owner of all of the issued and outstanding limited liability company interests in Petillo NY LLC (the “Petillo NY Equity”), and (iii) MD Seller became the owner of all of the issued and outstanding shares of capital stock of Petillo MD (the “Petillo MD Equity” and, collectively with the Petillo Equity and Petillo NY Equity, the “Equity”); WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Equity (the “Acquisition”); and WHEREAS, each of the Covenantors will directly and indirectly financially benefit from the Acquisition, and they all have agreed to become party to this Agreement for the purpose of covenanting in the manner set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE 1 PURCHASE AND SALE Section 1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell to Buyer, and Buyer shall purchase from such Seller, for the consideration specified in Section 1.3, the Equity owned by such Seller, free and clear of all Encumbrances (other than restrictions on transfer imposed under applicable securities Laws).

{N4469832.17} 3 Section 1.2 Estimated Adjustment. At least five Business Days prior to the Closing Date, Covenantors shall prepare and deliver to Buyer (a) an estimated balance sheet of the Acquired Business as of 11:59 p.m. on December 31, 2021, but which does not reflect the transactions occurring at the Closing (the “Estimated Closing Balance Sheet”), together with a statement that sets forth Covenantors’ good faith estimates of Closing Cash (the “Estimated Closing Cash”), Closing Company Indebtedness (the “Estimated Closing Company Indebtedness”), Company Transaction Expenses (the “Estimated Company Transaction Expenses”) and Closing Net Working Capital Amount (the “Estimated Net Working Capital Amount”), along with reasonable supporting detail therefor, and (b) a schedule (the “Consideration Schedule”) setting forth (i) the allocation of the Closing Date Cash Payment to each Seller in accordance with such Seller’s ownership of the Equity and the applicable Organizational Documents of the Acquired Companies, (ii) the wire instructions for the account designated for payment by each Seller, and (iii) the Consideration Percentage of each Seller. The Estimated Closing Balance Sheet was prepared in accordance with GAAP on a basis consistent with the accounting principles, methodologies and assumptions (the “Seller Accounting Principles”) and the sample net working capital calculation (the “Sample Net Working Capital Calculation”), all as set forth on Exhibit B attached hereto. Covenantors shall deliver or make available to Buyer copies of the records and work papers used in the calculation of the Estimated Closing Cash, Estimated Closing Company Indebtedness, Estimated Company Transaction Expenses and Estimated Net Working Capital Amount, and Covenantors and their representatives made themselves reasonably available to Buyer and its representatives after delivery of the Estimated Closing Balance Sheet to discuss such calculation and the records and work papers related thereto. Section 1.3 Base Purchase Price; Transactions to be Effected at the Closing. (a) At the Closing, Buyer shall: (i) pay to Sellers, in each case in accordance with the Consideration Schedule, (A) $175,000,000 (the “Cash Consideration”), plus (B) the Estimated Closing Cash, minus (C) the Estimated Closing Company Indebtedness, minus (D) the Estimated Company Transaction Expenses, plus (E) the amount, if any, by which the Estimated Net Working Capital Amount exceeds the Target Net Working Capital Amount, minus (F) the amount, if any, by which the Target Net Working Capital Amount exceeds the Estimated Net Working Capital Amount, minus (G) the Working Capital Escrow Amount, and minus (H) the Indemnification Escrow Amount (collectively, the “Closing Date Cash Payment”); and (ii) issue to Sellers, in each case in accordance with the Consideration Schedule, the Buyer Stock Consideration. The Cash Consideration plus the value of the Buyer Stock Consideration at the Closing is referred to herein as the “Base Purchase Price.” The Closing Date Cash Payment shall be paid by wire transfer of immediately available funds in accordance with the Consideration Schedule. (b) In addition to its obligations under Section 1.3(a), at or prior to the Closing, Buyer shall deliver to Sellers Representative:

{N4469832.17} 4 (i) written evidence reasonably acceptable to the Sellers Representative of submission by Buyer of instructions to the registrar and transfer agent for the Buyer Common Stock for the issuance to Sellers of the shares of Buyer Common Stock issuable as Buyer Stock Consideration; (ii) the restrictive covenant agreements with each Covenantor attached hereto as Exhibit C (collectively, the “RCAs”), each duly executed by Buyer; (iii) the escrow agreement by and among Buyer, Sellers Representative and Escrow Agent attached hereto as Exhibit D (the “Escrow Agreement”), duly executed by Buyer; (iv) employment agreements between Petillo and each of the Key Employees (other than Robert Ginda and Christopher Erb), each in a form previously agreed between Buyer and each Key Employee (collectively, the “Employment Agreements”), each duly executed by Buyer; (v) the lock-up agreements with each Covenantor attached hereto as Exhibit F (collectively, the “Lock-Up Agreements”), each duly executed by Buyer; (vi) the assignment of equity attached hereto as Exhibit G (the “Assignment”), duly executed by Buyer. (c) At or prior to the Closing, Sellers Representative shall deliver to Buyer: (i) the Assignment, duly executed by Sellers; (ii) the RCAs, duly executed by each Covenantor as applicable; (iii) the Escrow Agreement, duly executed by Sellers Representative and Escrow Agent; (iv) the Employment Agreements, duly executed by each Key Employee as applicable; (v) the Lock-Up Agreements, duly executed by each Covenantor; (vi) a duly executed certificate of the trustee of the Trusts attaching resolutions of such trustee authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which each Trust is a party and the consummation of the transactions contemplated hereby and thereby; (vii) a duly executed certificate of the secretary or other duly authorized officer of each Seller attaching (A) resolutions of the applicable governing body of such Seller ratifying and authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which each such Seller is a party and the consummation of the transactions contemplated hereby and thereby, and (B) true and correct copies of the certificate of

{N4469832.17} 5 incorporation, and bylaws of each Seller, as amended, including a statement that no amendments have been made to such documents since the dates thereof; (viii) final invoices with respect to all Company Transaction Expenses; (ix) a certificate of good standing with respect to each Acquired Company, in each case issued by the Secretary of State of the State of Delaware, dated no more than five Business Days prior to the Closing Date; (x) evidence of the termination as of the Closing Date of all Tax- sharing, Tax allocation agreements or similar agreements with respect to or involving any Acquired Company, in form and substance reasonably satisfactory to Buyer; (xi) a certification of non-foreign status pursuant to Section 1.1445- 2(b)(2) of the Treasury regulations promulgated under the Code, duly executed by Sellers; (xii) (A) payoff letters or other evidence of discharge and extinguishment, in form and substance reasonably satisfactory to Buyer, from each creditor with respect to all Closing Company Indebtedness, which letters shall be addressed to the respective Acquired Company confirming the amount of outstanding Closing Company Indebtedness owed to such creditor as of a date not less than two Business Days prior to the Closing Date and any per diem payable thereafter; and (B) any Encumbrance releases and associated documentation (including UCC financing statement amendments and termination statements), in form and substance reasonably satisfactory to Buyer, necessary to terminate the Encumbrance associated with such Closing Company Indebtedness upon repayment thereof; and (xiii) evidence of the termination of that certain continuing guarantee by Petillo securing 30 Farinella Associates 1.0 LLC’s obligations under a certain mortgage loan agreement in the sum of $7,000,000, in form and substance reasonably satisfactory to Buyer. (d) At the Closing, Buyer (on behalf of the Acquired Companies) shall pay the Estimated Closing Company Indebtedness out of the Cash Consideration to the Persons set forth on a schedule to be delivered to Buyer at least three (3) Business Days prior to the Closing, by wire transfer of immediately available funds to the accounts that were designated by such Persons no later than three Business Days prior to the Closing Date. (e) At the Closing, Buyer (on behalf of the Acquired Companies) shall pay the Estimated Company Transaction Expenses out of the Cash Consideration to the Persons set forth on a schedule to be delivered to Buyer at least three (3) Business Days prior to the Closing, by wire transfer of immediately available funds to the accounts that were designated by such Persons no later than three Business Days prior to the Closing Date. (f) At the Closing, Buyer shall pay the Working Capital Escrow Amount and the Indemnification Escrow Amount out of the Cash Consideration to Escrow Agent, by wire transfer of immediately available funds to an account that was designated by Escrow Agent (the “Escrow Account”).

{N4469832.17} 6 (g) Any certificates issued in respect of or exchange for the shares of Buyer Common Stock issuable as Buyer Stock Consideration shall include an endorsement typed or otherwise denoted conspicuously thereon of the following legend (along with any other legends that may be required under applicable Laws): “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATED THERETO OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH SHARES MAY BE TRANSFERRED PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.” In the event the Buyer Common Stock issuable as Buyer Stock Consideration is represented by book-entry account on the books and records of the Buyer’s transfer agent, such book- entry shall include such a restrictive legend. (h) In no event shall the aggregate number of shares of Buyer Common Stock issued hereunder (the “Issued Shares”) exceed a number of shares equal to 19.9% of the number of shares of Buyer Common Stock outstanding immediately prior to the Closing (the “19.9% Threshold”). In the event that the number of shares of Buyer Common Stock otherwise comprising the Issued Shares would exceed the 19.9% Threshold, the number of shares of Buyer Common Stock issued as Buyer Stock Consideration will be cut back to the 19.9% Threshold and the cash component of the Purchase Price will be increased by an amount equal to the Buyer Common Stock Price with respect to each cut back share of Buyer Common Stock. Section 1.4 Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Equity contemplated hereby (the “Closing”) shall take place by electronic exchange of duly executed documents on the next Business Day following the date on which all of the conditions to Closing set forth in Article 6 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver thereof at the Closing), or at such other time, on such other date or by such other means as Sellers Representative and Buyer may mutually agree upon in writing (the day on which the Closing actually takes place being the “Closing Date”). The Parties agree that, should the Closing occur, the effective time and date of the consummation of the transactions contemplated herein shall be 12:01 a.m., Eastern Time, on the Closing Date. Section 1.5 Calculations. In no event later than 90 days following the Closing Date, Buyer shall, at its expense, (a) cause to be prepared, in accordance with GAAP on a basis consistent with the Seller Accounting Principles, a balance sheet of the Acquired Companies as of 11:59 p.m. on December 31, 2021, but which shall not reflect the transactions occurring at the Closing (the “Closing Balance Sheet”), together with a statement (the “Closing Date Schedule”) setting forth in reasonable detail Buyer’s calculation of the Closing Cash, Closing Company Indebtedness,

{N4469832.17} 7 Company Transaction Expenses and Closing Net Working Capital Amount, and (b) deliver to Sellers Representative the Closing Balance Sheet and the Closing Date Schedule. The Parties agree and acknowledge that the Closing Date Schedule is not intended to permit the introduction of different working capital line items, or different accounting methods, policies, practices, procedures, classifications, conventions, categorizations, definitions, principles, judgments, assumptions, techniques or estimation methods with respect to financial statements (including any of the foregoing as they relate to the nature of accounts, calculation of levels of reserves or levels of accruals), from the Seller Accounting Principles or the Sample Net Working Capital Calculation. Notwithstanding any other provision herein or elsewhere to the contrary, to the extent that the Closing Date Schedule corrects an error or noncompliance with the Seller Accounting Principles or the Sample Net Working Capital Calculation, and Sellers agree with such correction, then the Target Net Working Capital Amount shall be reduced or increased as a result of such error or noncompliance, as appropriate, to reflect such error or noncompliance. Section 1.6 Review; Disputes. (a) From and after the Effective Date, Buyer shall provide Sellers Representative and its representatives with reasonable access to the books, records, work papers and other relevant materials of the Acquired Companies, and the relevant personnel, accountants, advisors and other representatives, for the purposes of enabling Sellers Representative and its representatives to review and discuss Buyer’s calculation of the Closing Cash, Closing Company Indebtedness, Company Transaction Expenses and Closing Net Working Capital Amount. (b) If Sellers Representative disputes the calculation of any item set forth in the Closing Date Schedule, then Sellers Representative shall deliver a written notice (a “Dispute Notice”) to Buyer at any time during the 30-day period commencing upon receipt by Sellers Representative of the Closing Balance Sheet and the Closing Date Schedule, all as prepared by Buyer in accordance with the requirements of Section 1.5 (the “Review Period”). The Dispute Notice shall set forth the basis for the dispute of any such calculation in reasonable detail. (c) If Sellers Representative does not deliver a Dispute Notice to Buyer prior to the expiration of the Review Period, Buyer’s calculation of the Closing Cash, Closing Company Indebtedness, Company Transaction Expenses and Closing Net Working Capital Amount set forth in the Closing Date Schedule shall be deemed final and binding on Buyer and Sellers for all purposes of this Agreement. (d) If Sellers Representative delivers a Dispute Notice to Buyer prior to the expiration of the Review Period, then Sellers Representative and Buyer shall use commercially reasonable efforts to reach agreement on the disputed calculations set forth in such Dispute Notice. If Sellers Representative and Buyer are unable to reach agreement on the Closing Date Schedule within 30 days after the end of the Review Period, either Party shall have the right to refer such dispute after such 30th day to Ernst & Young, or if Ernst & Young is unable or unwilling to serve, to another nationally-recognized accounting or financial firm mutually agreed upon between Buyer and Sellers Representative (such firm, or any successor thereto, being referred to herein as the “Firm”). In connection with the resolution of any such dispute by the Firm: (i) each of Buyer and Sellers Representative shall have a reasonable opportunity to submit to the Firm a written statement of their views as to any disputed issues with respect to the calculation of any of the Closing Cash,

{N4469832.17} 8 Closing Company Indebtedness, Company Transaction Expenses and Closing Net Working Capital Amount, a copy of which shall also be delivered to the other Parties; (ii) the Firm shall determine the Closing Cash, Closing Company Indebtedness, Company Transaction Expenses and Closing Net Working Capital Amount in accordance with the terms of this Agreement based solely on the written submissions delivered to the Firm pursuant to sub-clause (i) of this Section 1.6(d) within 30 days of such referral and, upon reaching such determination, shall deliver a copy of its calculations to Sellers Representative and Buyer; and (iii) the determination made by the Firm of the Closing Cash, Closing Company Indebtedness, Company Transaction Expenses and Closing Net Working Capital Amount shall be final and binding on Buyer and Sellers for all purposes of this Agreement, absent manifest error or intentional misconduct. Notwithstanding anything else contained herein, in calculating the Closing Cash, Closing Company Indebtedness, Company Transaction Expenses and Closing Net Working Capital Amount, (x) the Firm shall act as an expert and not as an arbitrator, (y) the Firm shall be limited to addressing any particular disputes referred to in the Dispute Notice and (z) such calculation shall, with respect to any disputed item, be no greater than the highest amount calculated by Sellers Representative or Buyer, and no less than the lowest amount calculated by Sellers Representative or Buyer, as the case may be. All fees and expenses of the Firm shall be borne by Buyer, on the one hand, and Sellers, on the other hand, proportionately to the amount of the difference between the disputed items submitted to the Firm and the final determination of the disputed items by the Firm. For illustrative purposes only, if Buyer’s calculation of a disputed item is $80, Sellers Representative’s calculation of such disputed item is $100, and the amount as finally resolved by the Firm is $95, then Buyer shall pay 75% ((95-80) / (100-80)) of such fees and expenses and Sellers shall pay 25% ((100-95) / (100-80)) of such fees and expenses. Each Party will be responsible for 100% of its own fees and expenses relating to the dispute resolution procedures described in this Section 1.6. Section 1.7 Payment Upon Final Determination of Adjustments. (a) The “Adjustment Amount” shall initially be zero and shall be increased or decreased as follows: (i) if the Closing Cash, as finally determined in accordance with Section 1.6, is less than the Estimated Closing Cash, then the Adjustment Amount shall be decreased, dollar for dollar, by the absolute value of such shortfall; (ii) if the Closing Cash, as finally determined in accordance with Section 1.6, is greater than the Estimated Closing Cash, then the Adjustment Amount shall be increased, dollar for dollar, by the amount of such excess; (iii) if the Closing Company Indebtedness, as finally determined in accordance with Section 1.6, is less than the Estimated Closing Company Indebtedness, then the Adjustment Amount shall be increased, dollar for dollar, by the absolute value of such shortfall; (iv) if the Closing Company Indebtedness, as finally determined in accordance with Section 1.6, is greater than the Estimated Closing Company Indebtedness, then the Adjustment Amount shall be decreased, dollar for dollar, by the amount of such excess; (v) if the Company Transaction Expenses, as finally determined in accordance with Section 1.6, are less than the Estimated Company Transaction Expenses, then the Adjustment Amount shall be increased, dollar for dollar, by the absolute value of such shortfall; (vi) if the Company Transaction Expenses, as finally determined in accordance with Section 1.6, are greater than the Estimated Company Transaction Expenses, then the Adjustment Amount shall be decreased, dollar for dollar, by the amount of such excess; (vii) if the Closing Net Working Capital Amount, as finally determined in accordance with Section 1.6, is less than the Estimated Net Working Capital Amount, then the Adjustment Amount shall be decreased, dollar for dollar, by the absolute value of such shortfall; and (viii) if the Closing Net Working Capital Amount, as

{N4469832.17} 9 finally determined in accordance with Section 1.6, is greater than the Estimated Net Working Capital Amount, then the Adjustment Amount shall be increased, dollar for dollar, by the amount of such excess. (b) If the Adjustment Amount is a negative number in accordance with Section 1.7(a), then Buyer and Sellers Representative shall, no later than five Business Days after such determination, deliver joint written instructions to Escrow Agent instructing Escrow Agent to pay from the Escrow Account (i) to an account designated in writing by Buyer an amount equal to the lesser of (A) the aggregate amount of such Adjustment Amount and (B) the Working Capital Escrow Amount and (ii) to an account designated in writing by Sellers Representative the amount, if any, by which the Working Capital Escrow Amount exceeds the Adjustment Amount. To the extent that the Working Capital Escrow Amount is less than the Adjustment Amount (such amount, the “Excess Buyer Recovery Amount”), then Sellers shall, jointly and severally, no later than five Business Days after the determination of the Adjustment Amount, pay to Buyer the Excess Buyer Recovery Amount by wire transfer of immediately available funds to an account designated in writing by Buyer. (c) If the Adjustment Amount is a positive number in accordance with Section 1.7(a) then (i) Buyer shall, no later than five Business Days after such determination, deliver or cause to be delivered the amount of such Adjustment Amount by wire transfer of immediately available funds to the accounts designated in writing by Sellers Representative and (ii) Buyer and Sellers Representative shall, no later than five Business Days after such determination, deliver joint written instructions to Escrow Agent instructing Escrow Agent to pay from the Escrow Account to an account designated in writing by Sellers Representative an amount equal to the Working Capital Escrow Amount. Section 1.8 Purchase Price Allocation. (a) The Purchase Price and any other amounts treated as additional consideration for income Tax purposes shall be allocated among the Acquired Companies in accordance with the allocation statement provided by Buyer to Sellers Representative within 90 days after Closing (the “Purchase Price Allocation”). (b) With respect to the Acquired Companies, Sellers shall prepare and deliver copies of Form 8594 and any required exhibits thereto consistent with the Asset Allocation (the “Asset Acquisition Statements”). Buyer shall prepare and deliver to Sellers from time to time revised copies of the Asset Acquisition Statements (the “Revised Statements”) to report any matters set forth on the Asset Acquisition Statements requiring an update (including adjustments to the Purchase Price, if any) consistent with the Purchase Price Allocation and Asset Acquisition Statements or the then-applicable Revised Statements. The total consideration for the Equity shall be allocated in accordance with the Purchase Price Allocation and the Asset Acquisition Statements, or the then-applicable Revised Statements, provided by Sellers to Buyer, and all Tax Returns and reports filed by Buyer and Sellers shall be prepared consistently with such allocations. Neither Buyer nor Sellers shall, nor shall they permit their respective Affiliates to, take any position inconsistent with the Purchase Price Allocation, Asset Acquisition Statements or the then- applicable Revised Statements unless otherwise required by applicable Law.

{N4469832.17} 10 Section 1.9 Asset Allocation. (a) Within 90 days after Closing, Buyer shall deliver to Sellers Representative a statement setting forth in reasonable detail its proposed allocation of the portion of the Purchase Price and any other amounts treated as additional consideration for income Tax purposes that is allocated to the equity of such Acquired Company pursuant to the Purchase Price Allocation, among the assets of such Acquired Company (the “Proposed Asset Allocation”); provide no more than $500,000 shall be allocated to the RCAs. No later than 15 days following the delivery of the Proposed Asset Allocation, Sellers Representative may deliver to Buyer a statement setting forth in reasonable detail any objections thereto, the basis for such objections, and Sellers Representative’s proposed allocation of the portion of the Purchase Price and any other amounts treated as additional consideration for Tax purposes among the assets of the Acquired Companies (“Sellers’ Asset Allocation Notice”). If Sellers Representative timely deliver to Buyer a Sellers’ Asset Allocation Notice, Sellers Representative and Buyer shall, during the 15 days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts. The Proposed Asset Allocation, if no Sellers’ Asset Allocation Notice is timely delivered, or as adjusted pursuant to any agreement between Sellers Representative and Buyer during the 15-day period following the timely delivery of Sellers’ Asset Allocation Notice, shall be final and binding on the Parties. If Sellers’ Asset Allocation Notice is timely delivered and Sellers Representative and Buyer are unable to reach agreement within such 15-day period, Buyer and Sellers shall submit such remaining disagreements to the Firm. Buyer and Sellers Representative shall submit, in writing, to the Firm a statement of their views as to any such disputed items, and the Firm shall make a written determination as to the appropriate allocation of the portion of the Purchase Price and any other amounts treated as additional consideration for Tax purposes among the assets of the Acquired Companies, which determination shall be final and binding on the Parties for all purposes hereunder. Buyer and Sellers Representative will each use their commercially reasonable efforts to cause the Firm to render its determination within 30 days or as soon thereafter as reasonably practicable. Each of Buyer, on the one hand, and Sellers, on the other hand, shall bear 50% of the fees and expenses of the Firm incurred in connection with this Section 1.9. The allocation of the Purchase Price and any other amounts treated as additional consideration for income Tax purposes, as finally determined pursuant to this Section 1.9(a), is referred to herein as the “Asset Allocation.” The Purchase Price Allocation shall be revised to be consistent with the Asset Allocation. (b) Within 15 days after determination of the Asset Allocation pursuant to Section 1.9(a), Sellers Representative shall deliver to Buyer a statement setting forth in reasonable detail its calculation of the Gross-Up Amount including any work papers (the “Proposed Gross- Up Amount”). No later than 30 days following the delivery of the Proposed Gross-Up Amount, Buyer may deliver to Sellers Representative a statement setting forth in reasonable detail any objections thereto, the basis for such objections, and Buyer’s proposed Gross-Up Amount (“Buyer’s Gross-Up Notice”). If Buyer timely delivers to Sellers Representative a Buyer’s Gross- Up Notice, Sellers Representative and Buyer shall, during the 15 days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts. The Proposed Gross-Up Amount, if no Buyer’s Gross-Up Notice is timely delivered, or adjusted pursuant to any agreement between Sellers Representative and Buyer during the 15-day period following the timely delivery of Buyer’s Gross-Up Notice, shall be final and binding on the Parties. Buyer shall no later than five Business Days after the such Gross-Up Notice becoming final and

{N4469832.17} 11 binding, pay to Sellers the Gross-Up Amount by wire transfer of immediately available funds to an account designated in writing by the Sellers Representative. If Buyer’s Gross-Up Notice is timely delivered and Sellers Representative and Buyer are unable to reach agreement within such 15-day period, Buyer and Sellers shall submit such remaining disagreements to the Firm. Buyer and Sellers Representative shall submit, in writing, to the Firm a statement of their views as to any such disputed items, and the Firm shall make a written determination as to the appropriate calculation of the Gross-Up Amount, which determination shall be final and binding on the Parties for all purposes hereunder. Buyer shall no later than five Business Days after the Gross-Up Notice becoming final and binding, pay to Sellers the Gross-Up Amount by wire transfer of immediately available funds to an account designated in writing by the Sellers Representative. Buyer and Sellers Representative will each use their commercially reasonable efforts to cause the Firm to render its determination within 30 days or as soon thereafter as reasonably practicable. Buyer, on the one hand, and Sellers, on the other hand, shall bear 50% of the fees and expenses of the Firm incurred in connection with this Section 1.9. Section 1.10 Cash Retention Bonus. Mr. Petillo shall have the opportunity to earn an aggregate cash retention bonus amount of $15,000,000 in accordance with the terms and conditions of the Petillo Employment Agreement (the “Cash Retention Bonus”). Section 1.11 Earn-Out Payments. (a) Following the Closing, Buyer shall pay to Sellers, in addition to the Base Purchase Price (as it may be adjusted), in each case in accordance with their respective Consideration Percentages, additional consideration for the acquisition of the Equity based on the performance of the Acquired Companies and the occurrence of certain other events described herein during each calendar year between January 1, 2022 and December 31, 2026 (such five-year period, the “Aggregate Earn-Out Period” and each calendar year during such period, an “Annual Earn-Out Period”). With respect to each Annual Earn-Out Period, if the Aggregate IFO during such Annual Earn-Out Period exceeds the Aggregate IFO threshold for such Annual Earn-Out Period as set forth below (the “IFO Threshold”), the Sellers shall be paid an amount equal to thirty percent (30%) of the amount by which the Aggregate IFO during such Annual Earn-Out Period exceeds such IFO Threshold (the “Earn-Out Payment”); provided that in no event shall the Earn- Out Payments exceed $20,000,000 (the “Earn-Out Cap”) for the Aggregate Earn-Out Period. The IFO Thresholds are $32.7 million, $36.0 million, $39.6 million, $43.5 million and $47.9 million for the Annual Earn-Out Periods ending on December 31, 2022, December 31, 2023, December 31, 2024, December 31, 2025 and December 31, 2026, respectively. Notwithstanding anything herein to the contrary, no Seller shall be entitled to receive any Earn-Out Payment (other than Earn-Out Payments already received) if during the Aggregate Earn-Out Period (i) Mr. Petillo’s employment with Petillo LLC following the Closing is terminated for Cause (as defined in the Petillo Employment Agreement) or (ii) Mr. Petillo voluntarily resigns from his employment with Petillo LLC following the Closing in accordance with Section 8.1 of the Petillo Employment Agreement. (b) Within five (5) Business Days following the filing of Buyer’s Form 10-K, Buyer shall deliver to Sellers Representative a statement (the “Earn-Out Payment Statement”) that sets forth Buyer’s calculation of Aggregate IFO for the prior calendar year’s Annual Earn-Out Period; provided that in the event the Buyer’s Form 10-K is delayed past March 30 of the

{N4469832.17} 12 applicable year other than as a result of matters relating to the Acquired Companies, Buyer shall deliver the Earn-Out Payment Statement no later than April 15 of the applicable year. The Earn- Out Payment Statement shall be accompanied by supporting work papers and other materials prepared by Buyer in connection with the preparation thereof and, Buyer shall provide or cause to be provided to the Sellers Representative and its attorneys, accountants and other agents and representatives reasonable access (including electronic access, to the extent available), during normal business hours, to the applicable books, records, properties, personnel, advisors, accountants and other representatives of Buyer and the Acquired Companies for purposes of (i) evaluating the information in the Earn-Out Payment Statement and (ii) preparing any Earn-Out Objection. If Buyer does not deliver an Earn-Out Payment Statement by the expiration of the applicable five (5) Business Day period following the filing of Buyer’s Form 10-K, the Sellers Representative shall be entitled to prepare and deliver to Buyer such Earn-Out Payment Statement, setting forth the Sellers Representative’s calculation of Aggregate IFO for such Annual Earn-Out Period. In such event, the Sellers Representative and his attorneys, accountants and other agents and representatives shall be entitled to access all supporting work papers, books, records, properties, personnel, advisors, accountants and other representatives of Buyer and the Acquired Companies that Sellers Representative in good faith believes are relevant for purposes of preparing the Earn-Out Payment Statement. (c) During the forty five (45)-day period immediately following receipt of the Earn-Out Payment Statement, Sellers Representative or Buyer, as the case may be, may dispute the calculation of Aggregate IFO set forth on such Earn-Out Payment Statement by delivering notice of its objection (the “Earn-Out Objection”) to Buyer or Sellers Representative, as the case may be. If Sellers Representative or Buyer does not deliver the Earn-Out Objection to the other Party within such forty five (45)-day period, the calculation of Aggregate IFO for such Annual Earn-Out Period set forth in the respective Earn-Out Payment Statement shall be deemed to be final. An Earn-Out Objection delivered pursuant to this Section 1.11(c) shall specify in reasonable detail the nature and, to the extent known, dollar amount of any disagreement so asserted. During the thirty (30) days following delivery of an Earn-Out Objection, the Parties shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Earn-Out Objection. At the end of such thirty (30)-day period, Sellers Representative and the Buyer shall submit any and all matters (but only such matters) which remain in dispute and which were properly included in the Earn-Out Objection to the Firm for review and resolution. Buyer and Sellers Representative shall instruct the Firm to make a final and binding determination with respect to the computation of the Aggregate IFO for such Annual Earn-Out Period in accordance with this Section 1.11(c). Buyer and Sellers Representative shall cooperate with the Firm during the term of its engagement and will use commercially reasonable efforts to cause the Firm to resolve all remaining disagreements with respect to the computation of Aggregate IFO for such Annual Earn-Out Period as soon as practicable. The Firm shall consider only those items and amounts in Buyer’s and Sellers Representative’s calculations of Aggregate IFO for such Annual Earn-Out Period that are identified as being items and amounts to which Buyer and Sellers Representative have been unable to agree. In resolving any disputed item, the Firm shall act as an expert and not as an arbitrator, and may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The Firm’s determination of Aggregate IFO for the Annual Earn-Out Period will be based solely on written materials submitted by Buyer and Sellers Representative (i.e., not on independent review) and on the definitions included herein. The Firm’s determination of

{N4469832.17} 13 Aggregate IFO for the Annual Earn-Out Period shall, absent manifest error or intentional wrongdoing by the Firm, be final and binding on the Parties (which final determination shall be requested by the Parties to be delivered not more than thirty (30) days following submission of such disputed matters), and such resolution by the Firm shall not be subject to court review or otherwise appealable. The fees and expenses of the Firm pursuant to this Section 1.11(c) shall be paid in the manner set forth in Section 1.6(d)), mutatis mutandi. (d) Within five (5) Business Days after the Annual Earn-Out Payment has been deemed final or is finally determined pursuant to Section 1.11(c) and so long as payment is due to Sellers pursuant to this Section 1.11, Sellers Representative shall deliver to the Buyer a funds flow statement, which such statement shall include the payment instructions for each of the Sellers, who shall be entitled to receive payment from Buyer in accordance with their respective Consideration Percentages. The Earn-Out Payment shall be paid in cash, by wire transfer of immediately available funds, to Sellers within five (5) Business Days following Buyer’s receipt of such funds flow statement. (e) Buyer shall have the right to set-off against any Earn-Out Payment owing to Sellers any amounts to which Buyer is entitled pursuant to (i) the purchase price adjustment provisions set forth in Section 1.7, and/or (ii) the indemnification provisions contained in Article 5 (including as specifically described in Section 5.6(c)). In furtherance of the foregoing, to the extent that Buyer is entitled, following a final, non-appealable decision of a court of competent jurisdiction, or pursuant to a settlement agreement entered into in accordance with Section 5.4, to an indemnification payment from Sellers pursuant to Article 5 (subject to terms, conditions and limitations set forth therein), the amount of such indemnification payment, as finally determined in accordance with this Agreement, may be set-off against the Earn-Out Payments due to Sellers. Any Earn-Out Payment amounts that are set-off pursuant to this Agreement shall be deemed to have been paid to Sellers for all purposes of this Agreement. (f) The right of each Seller to receive such Sellers’ Consideration Percentage of the Earn-Out Payment, if any, (i) is solely a contractual right and is not a security for purposes of any federal or state securities laws (and shall confer upon such Seller only the rights of a general unsecured creditor under applicable state law); (ii) will not be represented by any form of certificate or instrument; (iii) is not redeemable; and (iv) may not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed. (g) From Closing until the end of the Aggregate Earn-Out Period, Buyer shall: (i) act in good faith with respect to the operation of the Acquired Business; (ii) operate the Acquired Business in a manner consistent with the manner in which the Acquired Business was operated during the 12 month period ended on the Closing Date, (iii) not shift revenue or clients from any Acquired Company to Buyer or any Affiliate of Buyer with the intent to reduce the Acquired Companies’ Aggregate IFO;

{N4469832.17} 14 (iv) maintain the corporate, business and accounting independence of the Acquired Companies including maintenance of such accounting books and records as are necessary to facilitate the determination of the Acquired Companies’ operating income during an Annual Earn-Out Period and the corresponding Earn-Out Payment; (v) permit Mr. Petillo (for so long as he remains employed by the Buyer or any of the Buyer’s Affiliates) to manage the operations of the Acquired Companies in the same manner as he had done so in the 12 months prior to the Closing Date, including with respect to hiring, engaging or terminating employees or independent contractors, conducting marketing and sales activities, determining pricing for products and services, entering into contracts and transactions with employees and labor unions, clients, suppliers and other business partners, and purchasing equipment and other resources; (vi) not enter into any transaction in connection with the operation of the Acquired Business, except on arm’s length, market terms; (vii) not unduly or materially impose costs and expenses upon the Acquired Business; and (viii) use commercially reasonable efforts to pass on to the Acquired Business efficiency savings related to being part of a larger company (e.g., insurance cost savings). Notwithstanding anything to the contrary, the Parties acknowledge and agree that following the Closing, the Acquired Companies will be subject to certain costs associated with being acquired by a public company, e.g., corporate governance, internal controls and Sarbanes-Oxley compliance, and the Acquired Companies’ incurrence of such costs shall not be considered a breach of this Section 1.11(g). (h) Notwithstanding anything to the contrary, an amount equal to the Earnout Cap minus the aggregate amount of Earn-Out Payments made to the Sellers as of the applicable date shall accelerate and become due and payable in accordance with Section 1.11(d) if a Change of Control of any of the Acquired Companies occurs prior to the end of the Aggregate Earn-Out Period; provided, however, that this Section 1.11(h) shall not apply if the Change of Control is effectuated by any Buyer Financing Source. ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF COVENANTORS Except as set forth in the Seller Disclosure Schedule, Covenantors, jointly and severally, represent and warrant to Buyer that the statements contained in this Article 2 are true and correct as of the date hereof. Section 2.1 Organization and Authority of Covenantors. Mr. Petillo is a natural person resident in the State of New Jersey. Each of the Trusts is a trust duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Each Covenantor has all necessary power and authority to enter into this Agreement and each other agreement and instrument contemplated hereby to which such Covenantor is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby

{N4469832.17} 15 and thereby. This Agreement and each other agreement and instrument contemplated hereby to which any Covenantor is a party has been duly executed and delivered by each such Covenantor, and (assuming due authorization, execution and delivery by the other parties thereto) each of this Agreement and each other agreement and instrument contemplated hereby to which any Covenantor is a party constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, “Enforceability Exceptions”). Sellers have made available to Buyer correct and complete copies of the Organizational Documents of the Trusts and the Acquired Companies (as amended through the date of this Agreement). Section 2.2 Organization, Authority and Qualification of the Acquired Companies. Each Acquired Company is duly organized, validly existing and in good standing under the Laws of the state of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. Each Acquired Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not given rise to a Material Adverse Effect. Each Acquired Company has all necessary power and authority to enter into this Agreement and each other agreement and instrument contemplated hereby to which such Acquired Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquired Companies of this Agreement and each other agreement and instrument contemplated hereby to which an Acquired Company is a party, the performance by each Acquired Company of its obligations hereunder and thereunder and the consummation by each Acquired Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Acquired Companies. This Agreement and each other agreement and instrument contemplated hereby to which any Acquired Company is a party has been duly executed and delivered by each such Acquired Company, and (assuming due authorization, execution and delivery by the other parties thereto) each of this Agreement and each other agreement and instrument contemplated hereby to which an Acquired Company is a party constitutes a legal, valid and binding obligation of such Acquired Company, enforceable against such Acquired Company in accordance with its terms, subject only to Enforceability Exceptions. Section 2.3 Capitalization. (a) The authorized, issued and outstanding Equity Interests of each Acquired Company are set forth in Section 2.3(a) of the Seller Disclosure Schedule. All of the outstanding Equity Interests of each Acquired Company were duly authorized and validly issued, are fully paid and non-assessable, and are owned of record and beneficially by the equityholders thereof as set forth in Section 2.3(a) of the Seller Disclosure Schedule, free and clear of all Encumbrances. None of the outstanding Equity Interests of any Acquired Company have been issued in violation of any preemptive or similar rights or in violation of any applicable Laws.

{N4469832.17} 16 (b) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character obligating any Acquired Company to issue, sell, repurchase or redeem any Equity Interests. No Acquired Company has any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Equity Interests of any Acquired Company. Section 2.4 No Subsidiaries. No Acquired Company owns, or has any interest in, any Equity Interests of any other Person. No Acquired Company is party to or is bound by any contract to acquire any Equity Interest of any Person or any direct or indirect Equity Interest of any other business. No Acquired Company is obligated or committed to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any other Person. Section 2.5 No Conflicts; Consents. The execution, delivery and performance by Sellers and the Acquired Companies of this Agreement and each other agreement and instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not upon the Closing: (a) result in a violation or breach of any provision of the Organizational Documents of any Trust or any Acquired Company; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to any Seller or any Acquired Company; or (c) except as set forth in Section 2.5 of the Seller Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under, or result in the acceleration of any obligation under any Material Contract or material Permit. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Seller or any Acquired Company in connection with the execution and delivery of this Agreement and each other agreement and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby, except such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not reasonably be expected to be material to the Acquired Business, taken as a whole, and except for such filings as may be required under the HSR Act. Section 2.6 Financial Statements. Copies of the Audited Financial Statements, and unaudited financial statements consisting of the balance sheet of the Acquired Business as at October 31, 2021 and the related internally prepared statements of income and cash flow for the ten-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”), have been made available to Buyer. The Financial Statements have been prepared in accordance with GAAP on a basis consistent with the Seller Accounting Principles, consistently applied (except, in the case of the Interim Financial Statements, for normal recurring year-end adjustments and the absence of footnotes) and the books and records of the Acquired Business. The Financial Statements fairly present in all material respects the financial condition of the Acquired Business and, in the case of the Audited Financial Statements, Petillo Properties as of the respective dates on which they were prepared. The balance sheet of the Acquired Business as of October 31, 2021 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

{N4469832.17} 17 Section 2.7 Undisclosed Liabilities; Indebtedness. No Acquired Company has any liabilities, obligations or commitments (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), except those (a) which are reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) that have been incurred in the Ordinary Course of Business since the Balance Sheet Date and which are not material in amount, individually or in the aggregate, or (c) that have been incurred in connection with this Agreement and the transactions contemplated hereby. Except for the Indebtedness set forth in Section 2.7 of the Seller Disclosure Schedule, the Acquired Business does not have any Indebtedness. Section 2.8 Absence of Certain Changes, Events and Conditions. Except as contemplated by this Agreement or as set forth in Section 2.8 of the Seller Disclosure Schedule, from December 31, 2020, until the date of this Agreement, the Acquired Business has operated in the Ordinary Course of Business. From the Balance Sheet Date there has not been, with respect to the Acquired Business, any: (a) event, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect; (b) amendment of the Organizational Documents of any Acquired Company; (c) split, combination or reclassification of any Equity Interests in any Acquired Company; (d) issuance, sale or other disposition of any Equity Interests in any Acquired Company, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Equity Interests in any Acquired Company; (e) declaration or payment of any dividends or distributions on or in respect of any Equity Interests in any Acquired Company or redemption, purchase or acquisition of any Equity Interests in any Acquired Company; (f) change in any method of accounting, Tax election or accounting practice of the Acquired Business, except as required by GAAP or applicable Law; (g) incurrence, assumption or guarantee of any Indebtedness in an aggregate amount exceeding $50,000, except unsecured current obligations and liabilities incurred in the Ordinary Course of Business; (h) purchase, lease, sale or other disposition of, or imposition of any Encumbrance upon, any of the assets shown or reflected on the Balance Sheet, except in the Ordinary Course of Business; (i) (i) material increase in the compensation of its Employees, other than (x) as provided for in any written agreements dated prior to the date hereof and made available to Buyer or (y) in the Ordinary Course of Business, (ii) entrance into or termination of any employment agreement or collective bargaining agreement, written or oral, or modification of the terms of any

{N4469832.17} 18 existing such agreement, or (iii) hiring of any new Employee entitled to receive excess compensation in excess of $75,000; (j) adoption, material modification or termination of any Benefit Plan; (k) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof for consideration in excess of $50,000; (l) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against any Acquired Company under any similar Law; (m) acceleration of, termination of or material modification to any Material Contract; (n) making or commitment to make any capital expenditures in excess of $50,000; (o) transfer, assignment or grant of any license or sublicense of any Company Intellectual Property; (p) settlement of or other payments made in connection with any pending or threatened action, suit, claim, investigation, arbitration, audit or other legal proceeding for an amount in excess of $50,000, except for those such settlements or other payments (i) fully covered under an applicable insurance policy set forth on Section 2.22 of the Seller Disclosure Schedule or (ii) for which an insurer has otherwise agreed (in a writing made available to Buyer) to make a full payment; (q) action or omission to take any action that could reasonably be expect to cause any Permit to be suspended or revoked; (r) entrance into any new line of business; (s) damage, destruction or loss (whether or not covered by insurance) to any of the Acquired Business’ assets in excess of $50,000; or (t) any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing. Section 2.9 Material Contracts. Section 2.9(a) of the Seller Disclosure Schedule lists each of the following contracts and other agreements of the Acquired Companies (collectively, the “Material Contracts”): (i) each agreement of an Acquired Company, excluding employment- related agreements, involving annual consideration in excess of $100,000 or requiring performance by any party more than one year from the date hereof except, in each case, for any such agreement

{N4469832.17} 19 that can be terminated by the applicable Acquired Company on 60 days’ or less notice without any further liability or obligation on the part of such Acquired Company; (ii) all agreements with any Material Customer; (iii) all agreements with any Material Supplier (except for purchase orders entered into in the Ordinary Course of Business); (iv) all agreements between or among an Acquired Company, on the one hand, and Sellers or any Affiliate of Sellers (other than an Acquired Company), on the other hand; (v) all collective bargaining agreements, works council agreements, employee representative agreements, or agreements with any labor organization, union or association to which any Acquired Company is a party; (vi) all agreements with Governmental Authorities; (vii) all agreements, including leases that are or should be (in accordance with GAAP) accounted for as operating leases, under which any Acquired Company is (A) a lessee or sublessee of any machinery, equipment or other tangible personal property or (B) a lessor of any other tangible personal property, in each case requiring aggregate future payments in excess of $50,000; (viii) all agreements restricting or prohibiting any Acquired Company from conducting business anywhere in the United States, or limiting the freedom of any Acquired Company from engaging in any line of business, competing with any Person, or soliciting any customer, supplier or employee of any Person; (ix) All agreements pursuant to which any Acquired Company has agreed to provide “most favored nation” pricing or any arrangement whereby such Acquired Company has agreed with any Person that such Person will receive the most favorable terms and conditions that are provided by such Acquired Company to any other Person; (x) all joint venture, partnership, strategic alliance, management or other similar agreements; (xi) all (A) employment agreements providing for aggregate annual consideration in excess of $75,000, and (B) agreements providing for any bonuses, sale bonuses, change of control payments, retention payments or similar payments due or payable by any Acquired Company to any Person in connection with or resulting from the Closing; (xii) all agreements that provide for the payment by any Acquired Company of any compensation or benefits to any Person (including any employee, consultant, director or advisor) upon the consummation of the transactions contemplated by this Agreement or otherwise in connection with or as a result (in whole or in part) of the consummation of the transactions contemplated by this Agreement;

{N4469832.17} 20 (xiii) all agreements relating to material Company Intellectual Property (except for non-exclusive licenses used in the Ordinary Course of Business and license agreements of non-customized, generally commercially available off-the-shelf software); (xiv) all agreements or indentures relating to Indebtedness, or the mortgaging of, pledging or, or otherwise placing an Encumbrance on, any material asset or material group of assets of any Acquired Company (including loan or credit agreements, pledge agreements, notes, security agreements, guaranties, mortgages, debentures, indentures, factoring agreements, letters of credit, performance, bid and completion bonds, and surety agreements); (xv) all agreements under which any Acquired Company has received any Grants; and (xvi) all agreements for the payment of commissions to any agent, independent contractor, employee, or other individual; and (xvii) all agreements not otherwise set forth on Section 2.9(b) of the Seller Disclosure Schedule that are material to the Acquired Business. (b) No Acquired Company and, to the Knowledge of Sellers, no other party to any Material Contract is in breach of, or default under, any Material Contract, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a breach or default thereunder, except in each such case where any such breach or default would not reasonably be expected to have a material impact on any Acquired Company. Sellers have made available to Buyer a correct and complete copy (or, in the case of oral agreements, a written summary of the material terms thereof) of each Material Contract, including all amendments, modifications and supplements thereto. Except as set forth on Section 2.9(b) of the Seller Disclosure Schedule, each Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Acquired Business and, to the Knowledge of Sellers, of each other party thereto, enforceable against the applicable Acquired Company in accordance with its terms, subject only to Enforceability Exceptions. Except as set forth on Section 2.9(b) of the Seller Disclosure Schedule, the Acquired Companies and, to the Knowledge of Sellers, all other parties to the Material Contracts, have performed all obligations required to be performed by them prior to the date hereof. Section 2.10 Title to Assets; Sufficiency of Assets; Real Property. (a) The Acquired Companies have good and valid title to, or a valid leasehold interest in, all Real Property and tangible personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances, except for Permitted Encumbrances. All material assets of the Acquired Business are free from patent and, to the Knowledge of Sellers, latent defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are sufficient for the purposes for which they are currently used.

{N4469832.17} 21 (b) The assets owned or leased by the Acquired Companies constitute all of the assets necessary to conduct the Acquired Business immediately following the Closing in substantially the same manner in all material respects as it is currently conducted. (c) Section 2.10(c) of the Seller Disclosure Schedule sets forth a list of any real property leased or subleased in the operation of the Acquired Business (the “Leased Real Property”), including a list of the buildings, fixtures and improvements located thereon, the street address and current use of each such Leased Real Property. Sellers have delivered to Buyer a correct and complete copy of each written underlying lease (or sub-lease or similar agreement), or an accurate summary of the material terms of each oral underlying lease (or sub-lease or similar agreement), in each case with respect to each parcel of Leased Real Property (each, a “Lease”). With respect to each parcel of Leased Real Property: (i) an Acquired Company is a tenant and possessor in good standing in accordance with the material terms of the applicable Lease, all rents due and owing under each such Lease have been paid, an Acquired Company is in peaceful and undisturbed possession of the space and/or estate in accordance with the terms of the applicable Lease, and no Acquired Company is otherwise and, to the Knowledge of Sellers with respect to the Leased Real Property in New York, no other party to any such Lease is, in default or breach (with or without due notice or lapse of time or both) under the terms of any such Lease; (ii) no Acquired Company has received any written notice that the lessor or any sublessor under any Lease intends to cancel or terminate any such Lease or to exercise or not exercise any option thereunder; (iii) there have not been, and there are not now, any material disputes, oral agreements, temporary waivers or forbearances in effect with respect to such Leased Real Property, and (iv) with respect to each written Lease, an Acquired Company has a valid and enforceable leasehold interest in such Leased Real Property, subject to the Enforceability Exceptions. (d) Petillo Properties is the owner of all Leased Real Property in New Jersey and has good and marketable, indefeasible, fee simple title to each such parcel of Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). There are no existing or pending or, to the Knowledge of Sellers, threatened in writing, material condemnation or eminent domain proceedings, or their local equivalent, relating to or affecting any portion of the Leased Real Property or other matters materially and adversely affecting the current use or occupancy thereof. Other than the Leases, there is no outstanding option, obligation, right of first refusal, purchase contract or other contractual right to sell, lease or purchase any of the Leased Real Property or any portions thereof or interests therein, nor any other contractual right to sell, dispose or lease any of the Leased Real Property or any portion thereof or any interest therein. Other than the Leases, there are no leases, subleases, licenses, concessions, purchase options, rights of first refusal, rights of first offer, or other contracts (written or oral) granting to any Person or Persons, other than as may exist for the benefit of the Acquired Business, the right to use, possess or occupy any parcel or portion of the Leased Real Property. (e) All of the Leased Real Property and buildings, fixtures and improvements thereon are in good operating condition (ordinary wear and tear excepted), without material structural defects, and all mechanical and other systems located thereon are in good operating condition (ordinary wear and tear excepted). The Leased Real Property has adequate utilities of a capacity and condition to serve such Leased Real Property to operate the Acquired Business as it is currently conducted.

{N4469832.17} 22 (f) The use and occupancy of any of the Leased Real Property, as currently used and occupied, and the conduct of the Acquired Business, as currently conducted, do not violate any deed restrictions, building codes, or zoning, subdivision or other land use or similar Laws. None of the improvements located on the Leased Real Property constitutes a legal non- conforming use or otherwise requires any special dispensation, variance or special permit under and Law. No special assessments have been levied, or, to the Knowledge of Sellers, are contemplated or pending against the Leased Real Property. (g) Except for Petillo Properties, neither the Acquired Companies nor their respective Affiliates (including Sellers) own any real property used in connection with the Acquired Business. (h) The Leased Real Property constitutes all of the real property used in connection with the operation of the Acquired Business. Section 2.11 Intellectual Property; Internet Accounts; IT Systems; Data Protection. (a) Section 2.11(a) of the Seller Disclosure Schedule sets forth a correct and complete list of all Intellectual Property owned or otherwise used by the Acquired Business (the “Company Intellectual Property”), other than commercially available, off-the-shelf software acquired, leased or licensed for less than $50,000 annually, indicating whether such Company Intellectual Property is owned or licensed, registered or unregistered, and the jurisdictions in which they are so registered (as applicable) and/or used. The Acquired Companies own (free and clear of all Encumbrances, except for Permitted Encumbrances) or have the right to use all of the Company Intellectual Property. The Company Intellectual Property constitutes all of the Intellectual Property necessary to conduct the Acquired Business in substantially the same manner as it was conducted as of the date of this Agreement. (b) No Acquired Company has received any written claim or demand (including any offer to license) that (i) alleges that the Acquired Business infringes, misappropriates or otherwise violates any Intellectual Property of any third party or (ii) challenges the rights of any Acquired Company in respect of, any Company Intellectual Property (including the validity, use, ownership, enforceability or registrability of such Company Intellectual Property, as applicable), and, to the Knowledge of Sellers, there are no facts or circumstances in existence that would form the basis for any such claim or demand. (c) To the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property. (d) The Acquired Companies have taken commercially reasonable measures to protect the Owned Intellectual Property and the confidentiality of the Personal Information, confidential information and trade secrets of the Acquired Companies, including adequate privacy controls in light of any remote working arrangements established or permitted in response to COVID-19. Without limiting the generality of the foregoing, each Acquired Company requires and has required each employee, consultant and contractor whose responsibilities include the creation of Intellectual Property to (i) execute, and each employee, consultant and contractor has executed, such Acquired Company’s standard employee confidentiality agreement, a copy of

{N4469832.17} 23 which has been provided to Buyer, (ii) execute, and each employee, consultant and contractor has executed, such Acquired Company’s standard intellectual property assignment agreement obligating such employee, consultant or contractor to transfer rights for no additional consideration in inventions and authorized works, whether or not patentable or copyrightable, made during the course of his or her employment or work for such Acquired Company, and (iii) adhere to commercially reasonable privacy and data security policies applicable to such Person’s use of any computer, smartphone, tablet or other electronic device in connection with the Acquired Business. Except under valid and enforceable confidentiality obligations, to the Knowledge of Sellers, there has been no material disclosure of any of Acquired Company’s trade secrets of other confidential information to any Person. (e) Section 2.11(e) of the Seller Disclosure Schedule sets forth a true, complete and correct list of all social media, e-commerce, web services, and other similar Internet-based accounts used by the Acquired Business (the “Internet Accounts”). The Acquired Companies and their respective authorized users have complied with the applicable terms of service and privacy policies of such Internet Accounts, and, to the Knowledge of Sellers, there have been no breaches of such terms of service or privacy policies. (f) The Company IT Systems are (i) in good working condition, (ii) reasonably sufficient for the immediate and anticipated needs of the Acquired Business and (iii) to the Knowledge of Sellers, free of any computer code designed to disrupt, disable, impede, permit unauthorized access to, or otherwise harm the operation of any computer software, data, firmware, hardware, network or other Company IT Systems, including, without limitation, a computer virus, malware, spyware or ransomware (“Malicious Code”). Each Acquired Company has taken commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems and to protect against Malicious Code and unauthorized access, use and/or disclosure. Each Acquired Company has implemented and maintains commercially reasonable backup procedures, disaster recovery plans, software and hardware support arrangements, and physical, technical, organizational, and administrative safeguards, including without limitation a written information security program established in accordance with industry standard practices and Data Protection Laws. (g) In the past six years, there has been no malfunction, interference with system operations, failure, continued substandard performance, attempted or successful unauthorized access, use, disclosure, modification, loss or destruction, denial of service, ransomware, cyberattack, data breach or other impairment or event affecting Personal Information, confidential information, or the Company IT Systems. No Acquired Company been required by Data Protection Laws to notify any individuals or Governmental Authority regarding any incident. (h) Each Acquired Company is, and has been for the last six years, in compliance in all material respects with all Data Protection Laws and any contractual obligations, internal policies, and public statements or notices published by such Acquired Company regarding the collection, processing, use, disclosure, retention, privacy, and/or security of Personal Information or data breach notification, and Sellers have made available to Buyer accurate and complete copies of all such policies, notices and statements. Each Acquired Company has provided all required notices and obtained all required consents with respect to its collection, processing, use, disclosure, retention, privacy and/or security of Personal Information.

{N4469832.17} 24 (i) In the past six years, no Acquired Company has been subject to or received any notice of any audit, investigation, complaint, or other claim by any Governmental Authority or other Person concerning (i) the collection, processing, use, disclosure, retention, privacy and/or security of Personal Information; or (ii) an actual, alleged, or suspected violation of Data Protection Laws, and, to the Knowledge of Sellers, there are no facts or circumstances that could reasonably be expected to give rise to any such claim. Section 2.12 Legal Proceedings; Governmental Orders. (a) There are no, and for the last five years there have not been any, actions, suits, claims, investigations or other legal proceedings, in any such case by, before or otherwise involving a Governmental Authority, pending or, to the Knowledge of Sellers, threatened in writing against any Acquired Company or affecting any of their respective properties or assets. To the Knowledge of Sellers, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, claims, investigations or other legal proceedings against any Acquired Company or affecting any of their respective properties or assets. No Seller intends to initiate any actions, suits, claims, investigations or other legal proceedings against any Acquired Company or affecting any of their respective properties or assets. (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards, in each case against or affecting the Acquired Business or any of the properties or assets used in the Acquired Business. Section 2.13 Compliance With Laws; Permits. (a) The Acquired Business is, and for the last five years has been, in compliance in all material respects with all Laws applicable to it or its business, properties or assets, including all applicable Anti-Bribery Laws and Export Control Laws. No Seller or Acquired Company has received any written or, to the Knowledge of Sellers, oral notice from any Governmental Authority regarding any actual, alleged, or potential violation of, or failure to comply with, any applicable Law in connection with the operation of the Acquired Business. (b) All Permits required to conduct the Acquired Business (the “Company Permits”) are set forth on Section 2.13(b) of the Seller Disclosure Schedule, except where the failure to have such a Permit would not reasonably have a material and adverse impact on the Acquired Business, and all Company Permits are valid and in full force and effect. Sellers and the Acquired Companies are in compliance with all of the Company Permits. None of the Company Permits will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. (c) Neither any Seller nor any Acquired Company, nor any director officer, member, manager, agent, employee or other Person acting on behalf of the Acquired Business, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee or made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (ii) directly or indirectly given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other Person who is

{N4469832.17} 25 or may be in a position to help or hinder the Acquired Business in connection with any actual or proposed transaction which is related to or for the benefit of the Acquired Business and could reasonably be expected to (A) subject the Acquired Business or, following the Closing, Buyer (or any Affiliate thereof) to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) be prohibited under any applicable Anti-Bribery Laws. (d) Neither any Seller nor any Acquired Company, nor any director officer, member, manager, agent, employee or other Person acting on behalf of the Acquired Business, is aware of or has taken any action, directly or indirectly, related to or for the benefit of the Acquired Business and would result in a violation of any Anti-Bribery Law. No civil or criminal penalties have been imposed on the Acquired Business or any Seller with respect to any violations of any applicable Anti-Bribery Law, nor have any disclosures been submitted in respect of the Acquired Business to any Governmental Authority with respect to violations of any Anti-Bribery Laws. Section 2.14 Environmental Matters. (a) The Acquired Business is, and for the last six years has been, in compliance with all applicable Environmental Laws and Environmental Permits in all material respects. All material Environmental Permits currently held by the Acquired Companies are identified, and the expiration date of each such Environmental Permit (if applicable) is stated, in Section 2.14(a) of the Seller Disclosure Schedule. Sellers have delivered or made available to Buyer correct and complete copies of all such material Environmental Permits. All such material Environmental Permits are in full force and effect in accordance with all applicable Environmental Laws. All applications or notices required to have been filed for the renewal or extensions of such Environmental Permits have been duly filed on a timely basis with the appropriate Governmental Authority. Neither any Seller nor any of its or his Affiliates has been notified in writing or, to the Knowledge of Sellers, otherwise that such renewals or extensions will be withheld or delayed, or of any actual or potential material adverse change in the status, terms or conditions of any such Environmental Permits. No Environmental Permit other than those listed in Section 2.14(a) of the Seller Disclosure Schedule is required in order to conduct the Acquired Business as presently conducted in all material respects. (b) Neither Sellers nor any Acquired Company has received any written or, to the Knowledge of Sellers, other Environmental Notice or Environmental Claim, whether from a Governmental Authority, citizens group, Employee or other Person, the subject of which is pending or unresolved or which involves ongoing material obligations or requirements. (c) Neither Sellers nor any Acquired Company is subject to any pending or, to the Knowledge of Sellers, threatened Environmental Claim. (d) Except in compliance with applicable Environmental Laws, neither Sellers nor any Acquired Company has caused or allowed the Release, or transported or disposed or arranged for the transportation or disposal, of Hazardous Materials in such quantities or manner as to require Remedial Action or which could reasonably be expected to result in a material Environmental Claim against Sellers or any Acquired Company.

{N4469832.17} 26 (e) Neither Sellers nor any Acquired Company has received any written or, to the Knowledge of Sellers, other notice or claim that it, or any of its Affiliates, is a responsible party or potentially responsible party in connection with any real property pursuant to CERCLA or other Environmental Laws. (f) No real properties now or, to the Knowledge of Sellers, previously owned, leased or operated by any Acquired Company or its Affiliates or, to the Knowledge of Sellers, to or at which Sellers or any Acquired Company or their Affiliates transported or disposed of or arranged for transportation or disposal of Hazardous Materials, is listed on, or has been proposed for listing on, the EPA’s National Priorities List, the Superfund Enterprise Management System CERCLIS or any similar state list. (g) No Acquired Company has retained or assumed, by contract or, to the Knowledge of Sellers, operation of Law, any material liabilities or obligations of third parties under Environmental Laws or Environmental Permits. (h) No Acquired Company has any obligations or liabilities under, or any present obligation or intent to enter into, any Governmental Order, or any settlement or other agreement with any Governmental Authority or other Person (other than under agreements entered into with customers in the Ordinary Course of Business) related to Environmental Laws, Environmental Permits or Hazardous Materials that have not been complied with, satisfied and completed in all material respects. (i) To the Knowledge of Sellers, there is no condition, event, investigation or circumstance concerning the Release or regulation of Hazardous Materials or other noncompliance with Environmental Laws or Environmental Permits that could reasonably prevent, impede or materially increase costs associated with the lease or operation of the Leased Real Property or the conduct of the Acquired Business as currently conducted. (j) Section 2.14(j) of the Seller Disclosure Schedule sets forth a correct and complete list of all written environmental reports (including environmental site assessment reports), studies, investigations, sampling data, and/or audits (including environmental compliance audits) relating to the Acquired Business, the Leased Real Property or any real properties now or previously owned, leased or operated by the Acquired Companies or their Affiliates, which Sellers have possession of or access to. A correct and complete copy of each such document has been provided to Buyer. (k) Except as set forth on Section 2.14(k) of the Seller Disclosure Schedule, there are no underground storage tanks (active or abandoned), polychlorinated biphenyls or polychlorinated biphenyl-containing equipment, asbestos or asbestos-containing materials, lead- based paint or other lead-containing materials, per- and polyflourinated alkyl substances, perflourooctanoid acid substances, and perflourooctane sulfonate substances, Hazardous Material landfills or impoundments, open or closed pits, or other facilities for the treatment, storage, or disposal of Hazardous Materials at, on or under any Leased Real Property or other real property or asset of the Acquired Business. Section 2.15 Employee Benefit Matters.

{N4469832.17} 27 (a) Section 2.15(a) of the Seller Disclosure Schedule contains a list of each material written benefit, retirement, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, welfare and fringe-benefit agreement, plan, policy and program, in effect and covering 1 or more Employees that is maintained, sponsored, contributed to, or required to be contributed to by the Acquired Companies (as listed in Section 2.15(a) of the Seller Disclosure Schedule, each, a “Benefit Plan”). Offer letters and other employment-related documents and agreements for “at-will” employment that do not contain severance or benefits triggered by the transaction contemplated by this Agreement are not required to be listed in Section 2.15(a) of the Seller Disclosure Schedule, unless any such letters and documents provide benefits to the Employees addressed therein that are not generally provided to other Employees. (b) Sellers have made available to Buyer correct and complete copies of each of the Benefit Plans and all amendments thereto (or, in the case of a Benefit Plan that is not in writing, a summary of the material terms thereof) and the following documents related to such Benefit Plans, to the extent applicable: (i) all current summary plan descriptions, amendments, modifications or material supplements; (ii) the annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”) for the most recent plan year; (iii) the most recently received IRS determination or opinion letter; (iv) the most recently prepared actuarial report or financial statement (if applicable) for each of the last two plan years; (v) all material correspondence with a Governmental Authority received or sent in the last six years; and (vi) any related trust agreements, insurance contracts or documents of any other funding arrangements. (c) Each Benefit Plan and related trust has been established, operated and administered in all material respects in accordance with its terms and all applicable laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype or volume submitter plan, can rely on an opinion or advisory letter from the Internal Revenue Service to the prototype or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Knowledge of Sellers, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion or advisory letter from the Internal Revenue Service. Neither Sellers nor any of the Acquired Companies have taken in the last six years any corrective action or made any filing during the past six years under any voluntary correction program of the IRS, Department of Labor or any other Governmental Authority with respect to any Qualified Benefit Plan, and, to the Knowledge of Sellers, there is no outstanding plan defect with respect to any Qualified Benefit Plan that requires correction under any such program. All benefits, contributions and premiums required by and due under the terms of each Benefit Plan or applicable Law, to the extent required of any of the Acquired Companies, have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws and GAAP, in all material respects (d) None of the Acquired Companies nor any ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to, or otherwise had any obligation with respect to: (i) any plan that is subject to Title IV or Section 302 of ERISA or

{N4469832.17} 28 Section 412 or 4971 of the Code or otherwise incurred liability under Title IV or such sections of the Code, except as set forth on Section 2.15(d) of the Seller Disclosure Schedule; (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), except as set forth on Section 2.15(d) of the Seller Disclosure Schedule; (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”); or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3 (40) of ERISA. (e) None of the Acquired Companies or any ERISA Affiliate has, at any time during the last six years, incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full. None of the Multiemployer Plans listed on Section 2.15(d) of the Seller Disclosure Schedule have been terminated under section 4041A of ERISA, have been placed in reorganization status under Title IV of ERISA, or have been determined to be "insolvent" (as defined in Section 4245 of ERISA). With respect to any Multiemployer Plan to which the Company is or was required to contribute, there is no event or condition, including, without limitation, on account of or in connection with the transactions contemplated by this Agreement, that would to the Knowledge of Sellers be expected to cause the Acquired Companies to incur any liability under Section 4201 of ERISA. Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death or continuation of benefits as part of a severance arrangement). (f) The present value of the aggregate benefit liabilities under the Petillo, Inc. Cash Balance Pension Plan, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Sections 3(26) and 3(27) of ERISA respectively. (g) Except as set forth in Section 2.15(g) of the Seller Disclosure Schedule, no Benefit Plan is reasonably expected to: (i) result in the payment to any Employee of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, in either case, as a result of the execution of this Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby is reasonably expected to result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. (h) There are no pending or, to the Knowledge of Sellers, threatened claims (other than routine claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Knowledge of Sellers, no circumstances exist that may reasonably be likely to give rise to a claim or lawsuit, against the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans that would reasonably be expected to result in any material liability of Sellers or the Acquired Companies to the Pension Benefit Guaranty

{N4469832.17} 29 Corporation, the IRS, the Department of Labor, any fiduciary that Sellers or any of the Acquired Companies has an obligation to indemnify or any participant in a Benefit Plan. To the Knowledge of Sellers, no Benefit Plan is under audit or the subject of an investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority, nor is any such audit or investigation pending or, to the Knowledge of Sellers, threatened. (i) None of the Acquired Companies nor, to the Knowledge of Sellers, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Benefit Plans or their related trusts, or the Acquired Companies, or any fiduciary that the Acquired Companies has an obligation to indemnify to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (j) No Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code or otherwise. Section 2.16 Employment Matters. (a) Section 2.16(a) of the Seller Disclosure Schedule contains a correct and complete list as of the date hereof of all Persons who are Employees or independent contractors of the Acquired Business, which sets forth for each such Person the following: (i) name; (ii) title or position (including whether full or part time Employees and/or independent contractors); (iii) hire or engagement date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation (including whether any such amounts are guaranteed or subject to a minimum); (vi) leave status, if applicable; (vii) exempt or non-exempt designation for purposes of the Fair Labor Standards Act (the “FLSA”), and (viii) a description of the fringe benefits provided to each such individual, including current vacation balances, sick time, and other paid time off balances. (b) Except as set forth on Section 2.16(b) of the Seller Disclosure Schedule, no Acquired Company is a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its Employees. As of the date hereof, no strikes, slowdowns or work stoppages are pending or, to the Knowledge of Sellers, threatened in writing with respect to the Employees, and for the last five years, no Acquired Company has experienced any strike, slowdown or work stoppage. (c) Each Acquired Company is, and for the last five years has been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including employment practices, terms and conditions of employment, contractual obligations, equal employment opportunity, nondiscrimination, immigration (including Form I-9 requirements and any applicable E-Verify obligations), wages, hours, benefits, workers’ compensation, payroll and withholding Taxes, employee classification (for purposes of determining exemptions under the FLSA and for purposes of determining employment status under relevant Internal Revenue Service and Department of Labor standards), the payment of social security and similar Taxes, employee termination (actual or constructive), occupational safety and health, plant closing and changes in operations. There are no actions, suits, claims,

{N4469832.17} 30 investigations or other legal proceedings against any Acquired Company pending, or to the Knowledge of Sellers, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any Employee or former employee of any Acquired Company or otherwise alleging any violations of any labor or employment Law, including claims of unfair labor practice, employment discrimination, wrongful termination, sex- based discrimination, sexual harassment or sexual misconduct, breach of any Acquired Company’s policies relating to the foregoing, or similar matters. (d) During the two-year period preceding the date of this Agreement, no Acquired Company has implemented any layoff of employees or plant closing, each as defined in the WARN Act. Section 2.16(d) of the Seller Disclosure Schedule sets forth an accurate and complete list of all employees of each Acquired Company who have been terminated or laid off, or whose hours of work have been reduced by more than 50%, in the two-year period preceding the date of this Agreement. Section 2.17 Taxes. (a) Except as set forth in Section 2.17 of the Seller Disclosure Schedule: (i) Each of the Acquired Companies and Sellers has filed (taking into account any valid extensions) all material Tax Returns required to be filed by such Person. Such Tax Returns are true, complete and correct in all material respects and were prepared in material compliance with all applicable Laws. No Acquired Company or Seller is currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has been made by an authority in a jurisdiction where any Acquired Company or Seller does not file Tax Returns that such Acquired Company or Seller is or may be subject to taxation by that jurisdiction. All material Taxes due and owing by the Acquired Companies and Sellers (whether or not shown on any Tax Return) have been timely paid or accrued. (ii) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Acquired Company or Seller. (iii) There are no ongoing actions, suits, claims, investigations or other legal proceedings by any taxing authority against any Acquired Company or Seller. No Seller or director or officer (or employee responsible for Tax matters) of any Acquired Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Acquired Company or Seller has received from any federal, state, local, or non-U.S. taxing authority (including jurisdictions where such Acquired Company has not filed Tax Returns) any (A) written or, to the Knowledge of Sellers, oral notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) written or, to the Knowledge of Sellers, oral notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed, which remains outstanding or unresolved, by any taxing authority against such Acquired Company. (iv) Section 2.17(a)(iv) of the Seller Disclosure Schedule lists all federal, state, local and non-U.S. Tax Returns filed with respect to each Acquired Company and Seller for taxable periods ended on or after December 31, 2015, indicates those Tax Returns that have been

{N4469832.17} 31 audited, and indicates those Tax Returns that currently are the subject of audit. Seller Parties have delivered to Buyer correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Acquired Companies and Sellers filed or received since December 31, 2017. (v) No Acquired Company or Seller is a party to or bound by any Tax allocation or Tax-sharing agreement, with the exception of contracts that are not primarily related to Taxes entered into in the Ordinary Course of Business and liabilities thereunder. (vi) The unpaid Taxes of each of the Acquired Companies and each Seller (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheet (rather than in any notes thereto) for such company and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of such company in filing its Tax Returns. (vii) No Acquired Company or Seller has any liability for the Taxes of any Person (other than the Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, or by contract (with the exception of contracts that are not primarily related to Taxes entered into in the Ordinary Course of Business and liabilities thereunder). (viii) All material Taxes which any Acquired Company or Seller is obligated to withhold from amounts owing to any employee, independent contractor, creditor, stockholder, vendor or other third party have been withheld and paid or accrued, and all Forms W- 2 and 1099 required with respect thereto have been properly completed and timely filed. (ix) Petillo and Petillo NY have at all times since their formation through the date of their respective Contributions, been validly electing subchapter S corporations within the meaning of Code Sections 1361 and 1362 and from the time of their Contribution through the time of their respective Mergers were “qualified subchapter S subsidiaries” within the meaning of Code Section 1361(b)(3)(B)); Petillo MD was at all times since its formation through the date of its respective Contribution a validly electing subchapter S corporation within the meaning of Code Sections 1361 and 1362. (x) NJ Seller, NY Seller and MD Seller are, and have at all times since their formation been, validly electing subchapter S corporations within the meaning of Code Sections 1361 and 1362 and will be such an S corporation up to and include the Closing Date. (xi) Each of the Reorganizations was effected in a manner consistent with the transaction described in Situation 1 of Revenue Ruling 2008-18, 2008-1 C.B. 674, and qualified as a “reorganization” described in Section 368(a)(1)(F) of the Code. (xii) Petillo LLC is disregarded as an entity separate from NJ Seller described in Treasury Regulation Section 301.7701-3(b)(1)(ii) and is not a qualified subchapter S subsidiary as of the Effective Date.

{N4469832.17} 32 (xiii) Petillo NY LLC is disregarded as an entity separate from NY Seller described in Treasury Regulation Section 301.7701-3(b)(1)(ii) and is not a qualified subchapter S subsidiary as of the Effective Date. (xiv) Petillo MD is as of the Effective Date, and from the time of its Contribution has been, a qualified subchapter S subsidiary. (xv) No Acquired Company or Seller will be liable for any Tax under Code Section 1374 in connection with the sale of the Equity. No Acquired Company or Seller has, in the last five years, (A) acquired assets from another corporation in a transaction in which its Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any entity that is a qualified subchapter S subsidiary. (xvi) No Acquired Company or Seller has any goods inventoried under the LIFO method authorized by Code Section 472. (xvii) No Acquired Company has received or requested any letter ruling from the Internal Revenue Service (or any comparable ruling from any other taxing authority). After the Closing, no Acquired Company will be subject to or bound by any letter ruling from the Internal Revenue Service (or any comparable ruling from any other taxing authority) received or requested on or before the Closing Date. (xviii) No Acquired Company will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (C) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (D) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law); (E) debt instrument held on or prior to the Closing Date that was acquired with “original issue discount” as defined in Section 1273 of the Code; (F) interest held in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) on or prior to the Closing Date

{N4469832.17} 33 (G) installment sale or open transaction disposition made on or prior to the Closing Date; or (H) prepaid amount received on or prior to the Closing Date. (xix) There are no liens for Taxes, other than Permitted Encumbrances, on the Equity or the assets of the Acquired Business. (xx) None of the Acquired Companies or Sellers has participated in or been a party to any “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations, or a transaction substantially similar to a reportable transaction. (xxi) No Acquired Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or 361. (xxii) No Seller is a “foreign person” as defined in Code Section 1445(f)(3) or a “foreign entity” as defined in Code Section 1473(5), and no transaction contemplated herein is subject to the withholding provisions of Code Sec. 3406, subchapter A of Chapter 3 of the Code or Chapter 4 of the Code. (xxiii) Each Acquired Company and Seller has disclosed on its federal income Tax Returns all positions taken thereon which could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. (xxiv) No Acquired Company owns an interest in any other Person that is classified as equity for income Tax purposes. (xxv) Each Acquired Company has complied in all material respects with its filing and remittance obligations with respect to unclaimed property under applicable Law. (xxvi) No Acquired Company has deferred any Taxes under Section 2302 of the CARES Act or claimed any tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act as the same may be amended or modified. (xxvii) Each Acquired Company is registered for the purposes of sales Tax, use Tax, value-added Taxes or any similar Tax in all jurisdictions where it is required by applicable Law to be so registered, and has complied in all material respects with all Laws relating to such Taxes. All required sales Tax exemption certificates have been obtained by the Acquired Companies, and all such certificates have been properly completed and maintained. (xxviii)All of the assets of the Acquired Companies have been properly listed and described on the property Tax rolls for all periods prior to and including the Closing Date, and no portion of such assets constitutes omitted property for property Tax purposes.

{N4469832.17} 34 (xxix) No Acquired Company has made any claims for recovery, refund or credit of any Taxes, which have claims that have not been, or will not have been, fully resolved and satisfied as of the Closing Date; (xxx) Notwithstanding anything to the contrary in this Agreement, it is agreed and understood that (i) the representations and warranties of the Acquired Companies in this Section 2.17(a) refer only to activities prior to the Closing and shall not serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any Tax period (or a portion thereof) beginning, or Tax positions taken, after the Closing Date, and (ii) no representations or guarantees are made with respect to the amount or availability of Tax attributes of the Acquired Companies for any taxable period (or portion thereof) beginning after the Closing Date. Section 2.18 Brokers. Except as set forth on Section 2.18 of the Seller Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers. Section 2.19 Receivables and Payables. (a) Except to the extent reserved against in the Balance Sheet, (i) all receivables of the Acquired Companies set forth on the Balance Sheet arose from the performance of services by the Acquired Companies in the Ordinary Course of Business, and represent valid obligations arising from sales actually made or services actually performed by the Acquired Companies, and (ii) the Acquired Companies have not received any written notice from an account debtor disputing the validity of any such account receivable. (b) All accounts payable of the Acquired Companies are reflected in the Financial Statements, and such accounts payable are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable, and are payable on ordinary trade terms. Section 2.20 Material Customers and Material Suppliers. Section 2.20 of the Seller Disclosure Schedule sets forth (a) a list of the top ten customers of the Acquired Business based on aggregate revenues received during the year ended December 31, 2020 and during the ten- month period ended October 31, 2021 (the “Material Customers”) and the top ten vendors and suppliers of the Acquired Business based on aggregate payments during the year ended December 31, 2020 and during the ten-month period ended October 31, 2021 (the “Material Suppliers”), and (b) the amount of aggregate revenues received from, or payments made to, each such Person, as applicable, during the year ended December 31, 2020 and during the ten-month period ended October 31, 2021. No Material Customer or Material Supplier has communicated in writing or, to the Knowledge of Sellers, orally to any Seller or Acquired Company an intention to discontinue or materially negatively alter its relationship with, or reduce the business it conducts with, the Acquired Business, whether upon consummation of the transactions contemplated hereby or otherwise. No Material Customer has requested a pricing reduction from any Seller or Acquired Company.

{N4469832.17} 35 Section 2.21 Related Party Transactions. Except as set forth in Section 2.21 of the Seller Disclosure Schedule, no (i) Affiliate, director, officer, member, manager, employee, shareholder of any Acquired Company (other than the other Acquired Companies) or (ii) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law or sister-in law, in each case including by adoption (collectively, “Family Members”), of Mr. Petillo: (i) owns any material property or right, whether tangible or intangible, which is used by the Acquired Business; (ii) has any claim or cause of action against the Acquired Business; (iii) owes any money to the Acquired Business or is owed money from the Acquired Business; or (iv) is a party to any contract with the Acquired Business. Section 2.21 of the Seller Disclosure Schedule sets forth each contract, agreement or account between any Acquired Company, on the one hand, and any Acquired Company’s present equity holders, officers, managers, directors, or members of their respective Family Members (or any Person in which any of them has a material financial interest, directly or indirectly), on the other hand, other than employment agreements and arrangements entered into by the applicable Acquired Company in the Ordinary Course of Business. Section 2.22 Insurance. Section 2.22 of the Seller Disclosure Schedule sets forth a true and complete list, including policy number, coverage and amount insured, of all current insurance policies owned by, or otherwise providing coverage to the Acquired Business, copies of which policies have previously been made available to Buyer, together with a list of all pending claims and claims paid under such insurance policies (or predecessor insurance policies) since January 1, 2020. All such policies are legal, valid, binding and in full force and effect. All premiums due on such policies have been paid and, to the Knowledge of Sellers, there exists no breach by the insured under any such policy which gives the insurer the right thereunder to terminate such policy. As of the date hereof, neither any Seller nor any Acquired Company has received any written or, to the Knowledge of Sellers, oral notice of cancellation or intent to cancel, non-renewal, disallowance or material reduction in coverage with respect to any of the policies or of increase or intent to increase the premiums for such policies. There is no material claim by the Acquired Business under any of such policies as to which coverage has been denied or disputed in writing or, to the Knowledge of Sellers, orally by the underwriters of such policies. Section 2.23 Investment Purpose. Sellers are acquiring the Buyer Common Stock being issued as Buyer Stock Consideration solely for their own accounts for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of applicable securities laws. Sellers acknowledge that the Buyer Common Stock being issued as Buyer Stock Consideration is not registered under the Securities Act or any state securities laws, and that such Buyer Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Each Seller is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act and is able to bear the economic risk of holding Buyer Common Stock for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Section 2.24 Independent Investigation. Sellers have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of Buyer. Sellers acknowledge and agree that neither Buyer nor

{N4469832.17} 36 any other Person has made any representation or warranty as to Buyer, the Buyer Common Stock or this Agreement, except as expressly set forth in Article 3 of this Agreement. Section 2.25 Service Warranties. Each service performed by any Acquired Company has been in conformity with such Acquired Company’s standard warranty or an individually- negotiated warranty, as applicable, and at all times has met in all material respects all standards for quality and workmanship prescribed by Law, industry standards (if any), applicable certifications and technical requirements, contractual agreements and the product literature provided by such Acquired Company. No Acquired Company has any outstanding liability for replacement, repair or re-work thereof or other damages in connection therewith. Section 2.25 of the Seller Disclosure Schedule sets forth a true and correct summary of all claims during the past five years with respect to the quality of or defects relating to each Acquired Company’s services, and all material credits and allowances given to customers during such period with respect thereto. Section 2.26 Bank Accounts. Section 2.26 of the Seller Disclosure Schedule contains a list showing: (a) the name of each bank, safe deposit company or other financial institution in which any Acquired Company has an account, lock box or safe deposit box; and (b) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons, if any, holding powers of attorney from any Acquired Company. Section 2.27 Books and Records. The minute books and other similar records of the Acquired Companies contain all records of ownership of any equity interests or other economic interests in the Acquired Companies. Complete and correct copies of such minute books and similar records have been made available to Buyer. The absence of any such minute books or other similar records or Sellers’ failure to maintain any minute books and other similar records that contain records of material actions taken at meetings of shareholders and directors of the Acquired Companies would not reasonably be expected to have a material impact on the Acquired Companies or the Acquired Business. Section 2.28 Government Contracts and Government Bids. (a) Section 2.28(a) of the Seller Disclosure Schedule sets forth a complete list of Government Bids with a contemplated value in excess of $250,000, for which any Acquired Company (i) has received no notice of award; (ii) has not been excluded from the competitive range; or (iii) has not otherwise received notice that the Government Bid was unsuccessful. (b) Each of the Acquired Companies has complied, and is in compliance, with all material terms and conditions of each Government Contract and no Acquired Company (i) has materially breached or violated any Law, certification, representation, clause or provision, (ii) is in breach of any Government Contract or Government Bid, (iii) has been in material non- compliance with any applicable provision of the Federal Acquisition Regulations (“FAR”) or Defense Federal Acquisition Regulation Supplement (“DFARS”), (iv) is the subject of any pending claim pursuant to the False Claims Act (31 U.S.C. §§ 3729 et seq.) and, to the Knowledge of Sellers, no facts or circumstances exist that could reasonably be expected to give rise to a claim under the False Claims Act against the Acquired Companies, or (v) is subject to any material cost disallowance, withhold, offset, overpayment or credit requested by or on behalf of a Governmental Authority. No Government Bid submitted by any of the Acquired Companies has been found to

{N4469832.17} 37 be non-responsive. All statements, representations, and certifications made by Acquired Companies pertaining to any Government Contract were, at the time made, current, accurate and complete. (c) No notice of termination for default and no cure notice, show cause notice or other indication of termination is currently, or since January 1, 2018 has been, in effect pertaining to any Government Contract. (d) None of the Acquired Companies, any of their respective Employees, or, to the Knowledge of Sellers, any Material Customer or Material Supplier has been debarred, suspended or excluded from participation in the award or performance of any Government Contract for any reason, nor has any debarment, suspension or exclusion investigation or audit been threatened or initiated in writing or, to the Knowledge of Sellers, orally against any of the Acquired Companies, any of their respective Employees, or, to the Knowledge of Sellers, any Material Customer or Material Supplier. (e) Since January 1, 2018, the Acquired Companies have not conducted or initiated any internal investigation, or made a voluntary or mandatory disclosure to any Governmental Authority or any other Person with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. (f) There exist no outstanding material claims or disputes with the Acquired Companies, either by a Governmental Authority or by any other Person arising under or relating to any Government Contract or Government Bid. Section 2.29 Backlog. The September 30, 2021 back-log of the Acquired Business is up- to-date and contains, in all material respects, complete and accurate details of the construction projects in process and those completed through September 30, 2021. To the Knowledge of Sellers, since January 1, 2018, (a) there have been no construction project cancellations by a customer of the Acquired Companies, and (b) no written or, to the Knowledge of Sellers, oral notice of cancellation or termination of any construction project has been received by any Acquired Company. To the Knowledge of Sellers, no construction project cancellations by a customer of the Acquired Companies is currently expected. Section 2.30 Coronavirus Pandemic Matters. (a) With respect to the PPP Loan: (i) Petillo was eligible pursuant to the Paycheck Protection Program Laws to apply for and receive the PPP Loan; (ii) Petillo was, at all times, in compliance in all material respects with all of the terms and conditions of the PPP Loan and the requirements of the Paycheck Protection Program Laws applicable to the PPP Loan; and (iii) all of the proceeds of the PPP Loan were utilized for forgiveness eligible or other allowable uses as proscribed in the Paycheck Protection Program Laws. Sellers have made available true, accurate, and complete copies of all documents received by Petillo from the PPP Lender or any Governmental Authority with respect to the PPP Loan. Other than the PPP Loan, none of the Acquired Companies has received any loan under the Paycheck Protection Program administrated by the U.S. Small Business Administration. Petillo timely submitted application(s) for forgiveness of the PPP Loan and the PPP Loan was forgiven in full on June 10, 2021. Sellers have made

{N4469832.17} 38 available a true, correct and complete copy of each of SBA Form 2483 (Paycheck Protection Program Borrower Application Form) and SBA Form 3508 (Paycheck Protection Program Loan Forgiveness Application), together with all supporting documentation submitted to the PPP Lender in connection with such application. (b) Other than the PPP Loan, the Acquired Companies have not received any other loans, grants, or funding from any government programs or any other third person as a result of or in connection with the Coronavirus Pandemic. (c) None of the Acquired Companies applied for, or received, any relief from Taxes or other Tax benefit under the CARES Act or any other Coronavirus Pandemic-related Law, including claiming an employee retention credit or deferring any amount of employer or employee pay-roll Taxes. Section 2.31 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 2, no Seller nor any other Person has made, makes or shall be deemed to make any other express or implied representation or warranty, either written or oral, at law or in equity, on behalf of Sellers, any of their Affiliates, any Acquired Company or the Acquired Business, including any representation or warranty as to the accuracy or completeness of any information regarding Sellers or any Acquired Company furnished or made available to Buyer and its Representatives or as to the future revenue, profitability, success or value of any Acquired Company or their respective businesses, or any representation or warranty arising from statute or otherwise in law. Absent Fraud, Sellers hereby disclaim any and all liability and responsibility for any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Buyer or any of Buyer’s Affiliates or any Representatives of Buyer or any of Buyer’s Affiliates, including omissions therefrom, except, in each case, as expressly set forth in the representations and warranties in this ARTICLE 2. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Sellers that the statements contained in this Article 3 are true and correct as of the date hereof. Section 3.1 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement and the other agreements, instruments and documents contemplated hereby that are to be executed or delivered by the Buyer (the “Buyer Ancillary Agreements”), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer. This Agreement and the Buyer Ancillary Agreements have been (or, when executed, will be) duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement and the Buyer

{N4469832.17} 39 Ancillary Agreements constitute or will constitute, as the case may be, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 3.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Buyer Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any obligation under any material agreement or material Permit to which Buyer is a party or to which Buyer’s assets or properties are bound, in each case other than consents already obtained, notices already given or other actions already taken. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and each Buyer Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and except for such filings as may be required under the HSR Act. Section 3.3 Investment Purpose. Buyer is acquiring the Equity and the Acquired Business solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of any applicable securities laws. Buyer acknowledges that the Equity is not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other federal or state securities Laws, and that the Equity may not be transferred or sold except pursuant to the registration provisions of the Securities Act and applicable state securities Laws or pursuant to an applicable exemption therefrom, and otherwise subject to applicable federal and state securities Laws. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act and is able to bear the economic risk of holding the Equity for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Acquired Companies. Buyer acknowledges and agrees that none of Covenantors nor any other Person has made any representation or warranty as to Covenantors, the Acquired Companies, the Equity or this Agreement, except as expressly set forth in Article 2 of this Agreement. Section 3.4 Buyer Capital Structure. As of the date hereof, the authorized capital stock of Buyer consists of 38,000,000 shares of Buyer Common Stock. As of the close of business on December 29, 2021, there were (a) 28,986,002 shares of Buyer Common Stock issued and outstanding, which number includes 28,748 restricted shares of Buyer Common Stock granted under a Buyer Stock Plan, (b) 0 shares of Buyer Common Stock held in treasury, (c) 0 shares of Buyer Common Stock reserved for issuance upon the exercise of options granted by Buyer to

{N4469832.17} 40 purchase shares of Buyer Common Stock under a Buyer Stock Plan, and (d) 0 shares of Buyer Common Stock issued and outstanding that are subject to vesting, conversion or exercise. For purposes of this Agreement, the “Buyer Stock Plans” means the 2019 Employee Stock Purchase Plan and the Amended and Restated 2018 Stock Incentive Plan. All of the issued and outstanding shares of Buyer Common Stock or other equity interests of Buyer and each of its Subsidiaries (together with any securities convertible into equity interests of Buyer or any Subsidiary of Buyer, the “Buyer Equity Securities”), as applicable, were duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights. Except as set forth in this Section 3.4, as of the close of business on December 29, 2021, there are no Buyer Equity Securities issued or outstanding, and neither Buyer nor any Subsidiary of Buyer has any obligation to issue any Buyer Equity Securities. Section 3.5 Valid Issuance of Buyer Common Stock. The shares of Buyer Common Stock to be issued pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of Purchaser and will, when issued, be validly issued in compliance with all applicable federal and state securities Laws, fully paid and non-assessable, free and clear of all Encumbrances (other than restrictions on transfer imposed under applicable securities Laws), and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of the Buyer or any agreement to which Buyer is a party or is otherwise bound. At the Closing, good and valid legal and beneficial title to the Buyer Stock Consideration will pass to Sellers, free and clear of any and all Encumbrances (other than restrictions on transfer imposed under applicable securities Laws). Section 3.6 SEC Filings; Financial Statements. (a) The Buyer has filed all registration statements, forms, and reports required to be filed by Buyer with the SEC since January 1, 2021. All such registration statements, forms, reports and other documents are referred to herein as the “Buyer SEC Reports.” All of the Buyer SEC Reports (i) were filed on a timely basis, (ii) at the time filed (or if amended prior to the date hereof, when so amended), complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and all other Laws applicable to such Buyer SEC Reports, and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Purchaser is or has been required by applicable regulations promulgated by the SEC to file or furnish under the Exchange Act, or otherwise submit to the SEC, any form, report, registration statement, or other document. (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Buyer SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in accordance with GAAP the consolidated financial position of the Buyer and its

{N4469832.17} 41 Subsidiaries as of the dates indicated and the consolidated results of their respective operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. (c) Buyer has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to Buyer and its subsidiaries required to be disclosed in Buyer’s periodic and current reports under the Exchange Act are made known to Buyer’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. (d) Buyer and its subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Buyer’s financial statements for external purposes in accordance with GAAP. Buyer has disclosed, based on its most recent evaluation of Buyer’s internal control over financial reporting prior to the date hereof, to Buyer’s auditors and audit committee of Buyer’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of Buyer’s internal control over financial reporting which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal control over financial reporting. (e) Buyer is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ applicable to Buyer. Section 3.7 Compliance with Laws. Each of the Buyer and its subsidiaries has conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws. Neither the Buyer nor any of its subsidiaries has received any notice or other communication from any Governmental Entity or other Person alleging any material noncompliance with any applicable Law that remains unresolved. Neither the Buyer nor any of its subsidiaries has conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any manager, director, officer or Affiliate concerning any actual or alleged fraud. Section 3.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Section 3.9 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened in writing against or by Buyer or any Affiliate of Buyer that (a) challenge or seek to prevent, enjoin, delay or otherwise materially and adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement or the Buyer Ancillary Agreements, or (b) if determined adversely to Buyer, would have a material adverse effect on Buyer’s business, operations, assets, liabilities or financial performance.

{N4469832.17} 42 Section 3.10 Absence of Changes. Since December 31, 2020, there has not occurred a Buyer Material Adverse Effect. During the period from December 31, 2020 to the date hereof, other than in respect of the transactions contemplated hereby, the businesses of Buyer and each of its subsidiaries have been conducted in all material respects in the ordinary course of business. Section 3.11 Availability of Funds; Solvency. Buyer has, and will have at all times until satisfying all of its obligations hereunder, sufficient funds to perform all of its respective obligations under this Agreement, including payment of the Earn-Out Cap. Buyer is not entering into the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or any of its Affiliates. Immediately after giving effect to the transactions contemplated hereby, Buyer and the Acquired Companies shall (a) be solvent, (b) have adequate capital to carry on their respective businesses and pay their respective debts as they become due, and (c) own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Section 3.12 Absence of Undisclosed Liabilities. Except as and to the extent set forth in the unaudited consolidated balance sheet of Buyer and its subsidiaries as of September 30, 2021 (including the notes thereto) set forth in Buyer’s report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “Buyer Balance Sheet”), neither Buyer nor any of its subsidiaries has any Liabilities of a nature required by GAAP to be disclosed on a consolidated balance sheet of Buyer, except for (a) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Buyer Balance Sheet, and (b) Liabilities that are expressly provided for under this Agreement or that have been incurred in connection with the transactions contemplated by this Agreement. None of Buyer or any of its subsidiaries is a party to any material “off-balance sheet arrangements” as defined in Item 303(a)(4) of Regulation S-K. Section 3.13 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 3, neither Buyer nor any other Person has made, makes or shall be deemed to make any other express or implied representation or warranty, either written or oral, at law or in equity, on behalf of Buyer or any of its Affiliates, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer furnished or made available to Sellers and their Representatives or as to the future revenue, profitability, success or value of Buyer and its businesses, or any representation or warranty arising from statute or otherwise in law. Absent fraud, Buyer hereby disclaims any and all liability and responsibility for any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Sellers or any of Sellers’ Affiliates or any Representatives of Sellers or any of Sellers’ Affiliates, including omissions therefrom, except, in each case, as expressly set forth in the representations and warranties in this Article 3. ARTICLE 4 COVENANTS Section 4.1 Employees; Benefit Plans.

{N4469832.17} 43 (a) Buyer acknowledges the obligations of the Acquired Companies under all existing collective bargaining agreements entered into by the Acquired Companies, and agrees to assume all obligations thereunder and abide by all terms thereof as of and following the Closing Date. Buyer acknowledges Sellers’ and the Acquired Companies’ obligations and liabilities under the Multiemployer Plans, and agrees to assume such obligations and liabilities. (b) Until the first anniversary of the Closing Date, Buyer shall, or shall cause an Affiliate to, provide each non-union Employee who remains employed by the Acquired Companies, by Buyer or any other Affiliate of Buyer immediately after the Closing (a “Company Continuing Employee”) with base salary or hourly wage rate, bonus opportunity and other compensation and benefits consistent with the Acquired Companies’ past practices, as applicable. (c) With respect to any employee benefit plan maintained by Buyer or its Subsidiaries, including the Acquired Companies (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Closing or thereafter, Buyer and its Subsidiaries (including the Acquired Companies) shall recognize all service of the Company Continuing Employees with the Acquired Companies and Acquired Business for vesting, eligibility, and benefit accrual (other than in a single-employer defined benefit pension plan) purposes in any Buyer Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Closing Date. Buyer shall also (i) use its commercially reasonable efforts to cause all applicable benefit plan providers, insurers and vendors to waive any and all pre-existing conditions (or actively at work or similar limitations), eligibility waiting periods and evidence of insurability requirements under any group health or welfare plans with respect to the Company Continuing Employees and their eligible dependents, and (ii) provide Company Continuing Employees with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year to the extent reflected in records provided to Buyer for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any employee benefit plans, programs or arrangements in which they are eligible to participate after the Closing Date; provided that in no event shall any service credit be given to the extent it would increase benefit accruals under a Buyer Benefit Plan subject to Title IV of ERISA or result in the duplication of benefits for the same period of service; provided further, however, that nothing in this paragraph (c) shall relieve Buyer of its obligations under paragraph (a) above. (d) Seller Parties shall fully satisfy and pay all Multiemployer Plan withdrawal liability that may be or become due pursuant to Section 4201 of ERISA in connection with the pre- Closing cessation of contributions to and withdrawal from the New Jersey Building Laborers Statewide Pension Fund Locals 3, 77, 78, 55, 325 and 620 by the Acquired Companies, as applicable. (e) The parties agree to cooperate and share such information as may be necessary in order for the parties to complete Code Section 6055 and 6056 reporting with respect to all employees (including Company Continuing Employees) of the Acquired Business for the 2021 tax year. (f) This Section 4.1 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 4.1, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason

{N4469832.17} 44 of this Section 4.1. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The Parties acknowledge and agree that the terms set forth in this Section 4.1 shall not create any right in any Employee or any other Person to any continued employment with any Acquired Company, Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. Section 4.2 Confidentiality. (a) For a period of five years after the Closing Date, Covenantors shall not and shall cause their Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Buyer, or use or otherwise exploit for their own benefit or for the benefit of anyone other than Buyer, any Confidential Information; provided, however, that Covenantors and their Affiliates shall be entitled to disclose Confidential Information to their attorneys, accountants and other advisors bound by professional confidentiality obligations to the extent reasonably required in connection with such Persons’ activities on behalf of Covenantors and their Affiliates. Covenantors shall not have any obligation to keep confidential (or cause their officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law, subpoena or other judicial process; provided, however, that in the event disclosure is required by applicable Law, subpoena or other judicial process, Covenantors shall, to the extent reasonably possible, provide Buyer with prompt notice of such requirement prior to making any disclosure so that Buyer may seek an appropriate protective order at Buyer’s sole cost. (b) “Confidential Information” means any proprietary information with respect to the Acquired Companies, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets, any compilation of information, data, records, resources or documents that the Acquired Companies (or Covenantors or Affiliates thereof on behalf of the Acquired Business) have assembled and treat as confidential, or other specialized information or proprietary matters; provided, however, that Confidential Information shall not include any such information that enters the public domain through no fault of Covenantors or their Affiliates. Section 4.3 Books and Records. (a) Subject to Section 4.2(b), Covenantors shall have the right to retain copies of all books and records of the Acquired Business relating to periods ending on or prior to the Closing Date. Buyer agrees that it shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the Acquired Business relating to periods prior to the Closing in the possession of Buyer or its Affiliates for the longer of (i) any applicable statute of limitations and (ii) a period of three years after the Closing Date. (b) During such three year or longer period, (i) Representatives of Covenantors shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy such books and records relating to periods prior to the Closing and (ii) Buyer shall provide, or cause to be provided to, Covenantors access to such original books and records of the Acquired Business as Covenantors shall reasonably request in

{N4469832.17} 45 connection with any action, suit, claim, investigation, arbitration, audit or other legal proceeding to which Covenantors are parties or in connection with the requirements of any Law applicable to Covenantors. Covenantors shall return such original books and records to Buyer or its Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence. (c) After such three year or longer period, before Buyer or any of its Affiliates shall dispose of any of such books and records relating to periods prior to the Closing, Buyer shall give at least 90 days’ prior written notice of such intention to dispose to Covenantors, and Covenantors shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books and records as it may elect. (d) If so requested by Buyer, Covenantors shall enter into a customary joint defense agreement with Buyer or such Affiliate with respect to any information to be provided to Covenantors pursuant to this Section 4.3. Section 4.4 Public Announcements. Unless otherwise required by applicable Law or securities exchange regulations, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such announcement. If any party shall determine that it is required to make a public announcement pursuant to applicable Law or securities exchange regulations, it shall provide copies of such proposed announcements to the other Parties sufficiently in advance thereof to allow the other parties to review and provide comments regarding same, and the disclosing party shall consider in good faith any reasonable comments provided by such other parties. Section 4.5 Further Assurances. Each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 4.6 Tax Matters. (a) Seller Parties will prepare and timely file, or cause to be prepared and timely filed, all income Tax Returns of the Acquired Companies for any taxable period ending on or prior to the Closing Date (each such Tax Return of the Acquired Companies, a “Pre-Closing Tax Return”). Each Pre-Closing Tax Return required to be filed by Seller Parties shall be prepared in a manner consistent with past practice, except as required by applicable Law; provided, however that with respect to any Pre-Closing Tax Return of Petillo MD or MD Seller (as the successor to Petillo MD for income Tax purposes) that is an income Tax Return, Seller Parties shall (i) make, or cause to be made, an election described in Section 168(k)(7) of the Code (and any corresponding provision of applicable state Law) with respect to all property placed in service by Petillo MD during such taxable year, and (ii) not make, or permit to be made, any election under Section 179 of the Code (or any corresponding provision of applicable state Law) with respect to any property placed in service by Petillo MD during such taxable year. Seller Parties will deliver to Buyer at least 15 days prior to the due date for the filing of any Pre-Closing Tax Return (taking into account any applicable extensions) a copy of such Tax Return and all work papers for Buyer’s review and

{N4469832.17} 46 comment and shall consider in good faith prior to filing such Tax Return any reasonable comments submitted by Buyer in writing at least five Business Days prior the due date of such Tax Return. To the extent permitted by applicable Law, Covenantors shall include any income, gain, loss, deduction or other tax items on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Sellers to them for such periods. (b) Buyer will prepare and timely file all Tax Returns of the Acquired Companies for a Straddle Period, other than any such Tax Return for which Buyer is responsible pursuant to Section 4.6(a) of this Agreement, in accordance with applicable Law on a basis consistent with past practice, except as required by applicable Law. Buyer will deliver to Sellers Representative at least 30 days prior to the date for the filing of any such Tax Return (taking into account any applicable extensions), a statement setting forth the amount of Tax for which Sellers are responsible applying the principles of Section 4.6(c) and a copy of such Tax Return for Sellers Representative’s review and comment and consider in good faith prior to filing such Tax Return any reasonable comments submitted by Sellers Representative in writing at least five Business Days prior to the due date of such Tax Return. (c) In any case of a Tax Return for a Straddle Period, the Taxes of the Acquired Companies and Buyer shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period as follows: (i) in the case of any property Taxes and similar ad valorem obligations that are imposed on a periodic basis, Taxes attributable to the Pre-Closing Tax Period shall equal the Taxes for such Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) Taxes that (x) are based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (other than Transfer Taxes described in Section 4.7) attributable to the Pre-Closing Tax Period and the Post-Closing Tax Period shall be computed as if the taxable year ended as of the close of business on the Closing Date. For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 4.6(c), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion. (d) Buyer and Seller Parties agree to furnish or cause their Affiliates to furnish, to each other, upon request, as promptly as practicable, such information and assistance relating to the Acquired Companies and Acquired Business as is reasonably necessary for the filing of all Tax Returns and other Tax filings contemplated by this Agreement, the preparation for any audit by any taxing authority and the defense of any claim relating to Taxes of the Acquired Companies and Acquired Business. (e) The Sellers shall be entitled to any refunds (including any interest paid thereon) of Taxes of the Acquired Companies attributable to taxable periods (or portions thereof) ending on or before the Closing Date to the extent such refunds were not taken into account in the Closing Net Working Capital. The Buyer and each Buyer Affiliate shall cooperate with the Sellers Representative, at Sellers’ expense, in obtaining any refund to which the Stockholders are entitled under this Section 4.6. The Buyer shall promptly forward to or reimburse the Sellers for the amount of any such refunds (including any interest paid thereon) after receipt thereof (or claiming of such

{N4469832.17} 47 amount as a credit against other Taxes), net of any expenses reasonably incurred by Buyer in obtaining such refunds. (f) Unless required by applicable Law, Buyer shall not (and shall not cause or permit any Acquired Company to) file, amend, re-file or otherwise modify any Tax Return or Tax election, initiate any voluntary disclosure, or agree to the waiver or any extension of the statute of limitations, in each case, for the Acquired Companies with respect to any taxable period (or portion thereof) ending on or before the Closing Date, without the prior written consent of the Sellers Representative (which consent shall not be unreasonably withheld, conditioned or delayed). Section 4.7 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers Representative shall use commercially reasonable efforts, at Buyer’s expense, to cooperate in good faith with respect thereto as necessary). Section 4.8 R&W Insurance Policy. At the Closing, Buyer shall obtain and bind the buyer-side representation and warranty insurance policy to be issued by QBE Specialty Insurance Company to Buyer in connection with this Agreement (the “R&W Insurance Policy”). All costs and expenses related to the R&W Insurance Policy, including the total premium, retention amounts, underwriting costs, brokerage commission for Buyer’s broker, Taxes related to such policy and other fees and expenses of such R&W Insurance Policy shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Sellers, and Buyer and Sellers, as applicable, shall pay all such amounts as and when due. Buyer shall ensure that the R&W Insurance Policy contains an irrevocable waiver by the insurer(s) of any right of subrogation against Sellers or their Affiliates (subject to a customary Fraud carveout). From and after the Closing, Buyer shall not, and shall cause its Affiliates not to, amend, modify or otherwise change, terminate or waive any provision of the R&W Policy (a) with respect to the waiver of subrogation set forth therein, or (b) in any manner that would be reasonably likely to increase or expand the ability or rights of any insurer under the R&W Insurance Policy to bring a claim, action, suit or proceeding against, or otherwise seek recourse from, any Covenantors or any of their Affiliates, in each case without the prior written consent of Sellers Representative. Section 4.9 Financial Information. Covenantors shall reasonably cooperate with Buyer and its Affiliates and their respective accountants and auditors by providing access, at Buyer’s expense, to any additional financial information as Buyer or its Affiliates may reasonably request in connection with the preparation by Buyer and its Affiliates of historical and pro forma financial statements related to the Acquired Business, as required to be included in any filing made by Buyer or any of its Affiliates with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation S-X. Covenantors hereby consent to the inclusion or incorporation by reference of all financial statements and financial information provided to Buyer and its Affiliates pursuant to this Section 4.9 in any filing by Buyer and its Affiliates with the SEC and, upon request therefor by Buyer, agree to request that any auditor of Covenantors and the Acquired Companies that has compiled any financial statements provided to Buyer and its Affiliates pursuant to this

{N4469832.17} 48 Agreement consent to the inclusion or incorporation by reference of its compiled financial statements with respect to such financial statements in any filing by Buyer and its Affiliates with the SEC. Section 4.10 Buyer Stock Consideration. In order to induce Covenantors to enter into this Agreement, Buyer hereby agrees that it shall (i) after the Closing, use its reasonable best efforts to satisfy the current public information requirements set forth in Rule 144(c)(1) under the Securities Act and (ii) after the twelve month anniversary of the Closing, taking all actions reasonably requested by Sellers Representative to facilitate sales by Covenantors in brokers’ transactions pursuant to Rule 144(f)(1)(i) under the Securities Act, including the removal of any “restrictive” legend on certificates evidencing the Buyer Common Stock and providing an opinion of counsel at Buyer’s cost if requested by the transfer agent in connection with such removal. Covenantors shall provide Buyer, its counsel or the transfer agent with the evidence reasonably requested by them to cause the removal of any such “restrictive” legend, including any information Buyer reasonably deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that Covenantors are not Affiliates of Buyer (and a covenant to inform Buyer if any Covenantor should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Buyer Common Stock comprising the Buyer Stock Consideration for ones bearing an appropriate restrictive legend) and regarding the length of time such Buyer Common Stock has been held. On the next Business Day following the Closing Date, Buyer shall deliver to the Seller Representative book entry confirmation from the registrar and transfer agent of the issuance of the Buyer Stock Consideration. Section 4.11 Indemnification of Directors and Officers. (a) From the Closing Date through the sixth anniversary thereof, Buyer shall, and shall cause the Acquired Companies to, fulfill and honor in all respects, any indemnification provisions under the Organizational Documents of the Acquired Companies or any predecessor as in effect on the date hereof, in each case with respect to their acts and omissions as directors and officers of the Acquired Companies or predecessor thereof occurring prior to the Closing Date, and in each case, subject to applicable Law. (b) If the Buyer or any of the Acquired Companies (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successor and assigns of the Buyer or such Acquired Company, as the case may be, shall assume all of the obligations of this Section 4.11. Section 4.12 Conduct of the Acquired Business Prior to Closing. From the Effective Date until the Closing (the “Interim Period”), the Acquired Companies shall, and Covenantors shall cause the Acquired Companies, as the case may be, to, use commercially reasonable efforts to operate in the Ordinary Course of Business and, subject to the requirements of this Agreement and the agreements and transactions contemplated hereby, to preserve, maintain and protect their material assets and the goodwill of the Acquired Business. Without limiting the generality of the foregoing, during the Interim Period, except as otherwise expressly contemplated by this

{N4469832.17} 49 Agreement, as set forth on Section 4.12 of the Seller Disclosure Schedule, or as consented to by Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, the Acquired Companies shall not, and Covenantors shall cause the Acquired Companies, as the case may be, not to, taken any of the actions contemplated by Section 2.8. Section 4.13 Access to Information. During the Interim Period, Covenantors will, consistent with applicable Laws, provide Buyer and its Representatives access during normal business hours and upon reasonable advance notice, to all the properties, documents, contracts, personnel files and other records of the Acquired Companies and the Acquired Business and shall furnish Buyer with copies of such documents and with such information with respect to the affairs of the Acquired Companies and the Acquired Business as Purchaser may from time to time reasonably request; provided, that such access does not (a) unreasonably interfere with the normal operations of the Acquired Companies, (b) jeopardize in any material respect the privacy, security and confidentiality of any Personal Information in accordance with applicable Laws, (c) adversely impact the attorney-client privilege between the Acquires Companies and their legal counsel. Section 4.14 Exclusive Dealing. Until the earlier of the Closing or the termination of this Agreement pursuant to Article 7, neither Covenantors nor the Acquired Companies shall, and shall each cause their Affiliates and Representatives not to, directly or indirectly, (a) take any action to solicit, initiate or facilitate any Acquisition Proposal, (b) engage in, continue or maintain any negotiations or discussions, or enter into any arrangement, term sheet, letter of intent or definitive agreement, relating to any Acquisition Proposal, or otherwise consummate any Acquisition Proposal or (c) provide any non-public information relating to any Acquired Company or any of their respective assets or businesses or afford access to the properties, books or records of any Acquired Company or any of their respective assets or businesses to, any person that may be considering making, or has made, any Acquisition Proposal. Section 4.15 Reorganizations. At least five (5) Business Days prior to the Closing, Covenantors shall have, and shall have caused their other applicable Affiliates to, taken the actions required to implement the Reorganizations as contemplated in the Recitals hereof. Prior to entering into or filing any agreements or instruments to effectuate the Reorganizations (“Reorganization Agreements”), Covenantors shall have delivered to Buyer copies of all Reorganization Agreements by close of business on December 21, 2021 and shall have afforded Buyer a two (2) Business Day period following receipt of such Reorganization Agreements (the “Reorganization Review Period”) to review and comment on the contents of such Reorganization Agreements. Covenantors shall incorporate any reasonably appropriate comments delivered by Buyer to Covenantors during the Reorganization Review Period. ARTICLE 5 INDEMNIFICATION Section 5.1 Survival. The representations and warranties set forth herein shall survive the Closing and shall terminate on the close of business on the date that is 18 months after the Closing Date, and no claims may be brought with respect to such representations and warranties thereafter; provided that (a) the Seller Fundamental Representations and the representations and warranties in Section 2.17 (Tax) shall survive until the sixth anniversary of the Closing Date and (b) the representations and warranties in Section 2.14 (Environmental) shall survive until the fifth

{N4469832.17} 50 anniversary of the Closing Date (each such date, as applicable, the “Survival Date”). The covenants contained in this Agreement shall survive and remain in full force in accordance with their terms. No claim for indemnification hereunder for breach of any representations, warranties, covenants, agreements and other provisions may be made after the expiration of the applicable survival period set forth in this Section 5.1. Section 5.2 Indemnification by Covenantors. (a) Subject to the terms and conditions of this Agreement, Covenantors shall, jointly and severally, indemnify Buyer and each of its Affiliates (including, after the Closing, the Company and its Subsidiaries) and their respective officers, directors, members, managers, stockholders, employees and agents, and each of their successors and assigns (collectively, all of the foregoing the “Buyer Indemnified Parties”) against any and all Losses incurred or suffered by the Buyer Indemnified Parties arising out of or otherwise relating to: (i) any breach or inaccuracy of any representation or warranty made in Article 2 of this Agreement; (ii) any breach of any covenant required to be performed by any Seller Party pursuant to this Agreement; or (iii) any loss, claim, liability, expense, or other damage attributable to (A) all Taxes (or the non-payment thereof) of the Seller Parties, (B) all Taxes (or the non-payment thereof) of any Acquired Company for the Pre-Closing Tax Period, (C) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Acquired Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non- U.S. law or regulation, and (D) any and all Taxes imposed on an Acquired Company as a transferee or successor, by contract (with the exception of contracts that are not primarily related to Taxes entered into in the Ordinary Course of Business and liabilities thereunder) or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, in the case of clauses, (A), (B), (C) and (D), Sellers shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Balance Sheet (rather than in any notes thereto) and taken into account in Closing Net Working Capital. (b) The Buyer Indemnified Parties shall have no right to recover any amounts pursuant to Section 5.2(a) unless on or before the applicable Survival Date Buyer notifies Sellers of a claim therefor in writing pursuant to Section 5.4. (c) The Losses of the Buyer Indemnified Parties described in Section 5.2(a) as to which the Buyer Indemnified Parties are entitled to indemnification are collectively referred to as “Buyer Losses”. (d) Limitations on Indemnification of the Buyer Indemnified Parties.

{N4469832.17} 51 (i) Except in the event of (A) Fraud or (B) any breach or inaccuracy of any Seller Fundamental Representation, the Buyer Indemnified Parties shall not be entitled to be indemnified under Section 5.2(a)(i) until the total amount which the Buyer Indemnified Parties would otherwise be entitled to be indemnified pursuant to Section 5.2(a)(i) exceeds on a cumulative basis an amount equal to the Deductible, and then only to the extent of any such excess. (ii) Except in the event of Fraud, the maximum liability of Sellers for Losses pursuant to Section 5.2(a)(i) for breach or inaccuracy of a Seller Standard Representation shall not exceed the Indemnification Escrow Amount. Except in the event of Fraud, the maximum liability of Sellers for Losses pursuant to Section 5.2(a)(i) for breach or inaccuracy of a Seller Special Representation shall not exceed $20,000,000. (iii) A Buyer Indemnified Party may not seek indemnification for Losses suffered by it if it has already received payment for such Losses as part of the Adjustment Amount or pursuant to the R&W Insurance Policy. (iv) In no event shall a breach of or inaccuracy in any representation or warranty in Article 2 or Article 3 in and of itself constitute or be deemed for any purpose to constitute a breach or failure of any Acquired Company or any Seller Party to perform any covenant or agreement contained in this Agreement, it being understood that nothing in this Section 5.2(d)(iv) shall preclude the same event, circumstance or set of facts from constituting both a breach of a representation or warranty in Article 2 or Article 3 and also a breach of, or failure to perform, a covenant or agreement contained in this Agreement; provided, however, that in no event shall any Buyer Indemnified Party be entitled to recover twice hereunder for the same event, circumstance or set of facts (or set of related events, circumstances or sets of facts). (e) For purposes of determining whether there has been a breach or inaccuracy of any representation or warranty contained in this Agreement and for calculating Losses under this Article 5, any qualification or exception using the term “material” or “materially” or “Material Adverse Effect” contained in any representation or warranty in this Agreement shall be disregarded. Section 5.3 Indemnification by Buyer. (a) Subject to the terms and conditions of this Agreement, Buyer will indemnify Sellers and their equity owners, directors, managers, officers, employees, Affiliates, heirs and assigns (collectively, the “Seller Indemnified Parties”) against any and all Losses actually incurred or suffered by the Seller Indemnified Parties to the extent resulting from, arising out of or otherwise related to: (i) any breach or inaccuracy of any representation or warranty made in Article 3 of this Agreement; (ii) any breach of any covenant required to be performed by Buyer pursuant to this Agreement; (iii) any Taxes imposed on the Seller Parties with respect to any Earn- Out Payment in excess the amount of Taxes that would have been imposed on the Seller Parties

{N4469832.17} 52 with respect to such Earn-Out Payment if the Taxes were imposed using the then-applicable long- term capital gains rate; and (iv) any Taxes imposed upon Seller Parties after an audit of Seller Parties for the taxable period that includes Closing Date, which Taxes would have been included in the Gross-up Amount if the Gross-up Amount were calculated taking in account the results of such audit; provided that Seller Parties provided Buyer with written notice of the commencement of the audit that resulted in the additional Taxes and reasonably defended Seller Party’s original position taken on the Tax Return for the period subject to such audit. (b) The Seller Indemnified Parties shall have no right to recover any amounts pursuant to Section 5.3(a), unless on or before the applicable Survival Date, Sellers notify Buyer of a claim therefor in writing pursuant to Section 5.4. (c) Limitations on Indemnification of the Seller Indemnified Parties. (i) Except in the event of Fraud, the Seller Indemnified Parties shall not be entitled to be indemnified under Section 5.3(a)(i) until the total amount which the Seller Indemnified Parties would otherwise be entitled to be indemnified pursuant to Section 5.3(a)(i) exceeds on a cumulative basis an amount equal to the Deductible, and then only to the extent of any such excess. (ii) Except in the event of Fraud, the maximum liability of Buyer for Losses pursuant to Section 5.3(a)(i) for breach or inaccuracy of a Buyer Standard Representation shall not exceed $20,000,000 for any Losses arising prior to the first anniversary of the Closing and $1,500,000 for any Losses arising from and after the first anniversary of the Closing. Except in the event of Fraud, the maximum liability of Buyer for Losses pursuant to Section 5.3(a)(i) for breach or inaccuracy of a Buyer Fundamental Representation shall not exceed $20,000,000. Section 5.4 Indemnification Procedures. (a) If any Person who or which is entitled to seek indemnification under Section 5.2 or Section 5.3 (an “Indemnified Party”) receives notice of the assertion or commencement of any Third Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an “Indemnifying Party”) is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof; provided, however, that if the Indemnified Party receives a complaint, petition, or any other pleading in connection with a Third Party Claim which requires the filing of an answer or other responsive pleading, the Indemnified Party shall furnish the Indemnifying Party with a copy of such pleading at least ten (10) days prior to the date a responsive pleading thereto is required to be filed (or reasonably promptly following receipt by the Indemnified Party, if the Indemnified Party receives such complaint, petition or other pleading within such ten-day period); provided, further, that failure to give such notice on a timely basis shall not affect the indemnification provided hereunder except to the extent that such failure results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party. Such notice by the Indemnified Party will describe the Third Party Claim in reasonable detail, will include the basis for the demand for indemnification under this Agreement

{N4469832.17} 53 with specificity, and will include a copy of any complaint, petition, or any other pleading received by the Indemnified Party in connection with the Third Party Claim. The Indemnifying Party will have the right to participate in the defense of such Third Party Claim at the Indemnifying Party’s expense, or at its option (subject to the limitations set forth in this Section 5.4(a)) to assume the defense thereof by appointing a recognized and reputable counsel to be the lead counsel in connection with such defense; provided, however, that the Indemnifying Party must give the Indemnified Party written notice of its election to assume control of the defense of the Third Party Claim within 15 Business Days of the Indemnifying Party’s receipt of the required notice of the Third Party Claim pursuant to this Section 5.4(a). (b) In the event the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnified Party shall be entitled to participate in the defense of the Third Party Claim and to employ a recognized and reputable counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnified Party and shall not be subject to indemnification under this Article 5. In no event shall the Indemnified Party or the Indemnifying Party settle a Third Party Claim without the prior express written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed (it being understood that consent shall not be deemed unreasonably withheld, conditioned or delayed if any such proposed settlement (i) would impose injunctive or other equitable relief upon the Indemnified Party, (ii) does not unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim without prejudice, (iii) would require the Indemnified Party to pay any amount, or (iv) includes any finding of, or admission or statement with respect to, a violation of Law or violation of the rights of any Indemnified Party or its Affiliates; provided, however, that such consent shall not be required if such settlement requires from the Sellers and/or the Buyer Indemnified Parties only a monetary payment for which the Indemnifying Party agrees to be solely responsible. If the Indemnifying Party is a Seller, the Indemnifying Party shall not take any action that, if taken by the Indemnified Party, would prevent or impair the Indemnified Party’s ability to recover against the R&W Insurance Policy any portion of such Third Party Claim. (c) Any claim by an Indemnified Party on account of Losses that does not result from a Third Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes actually aware of such Direct Claim; provided that failure to give such notice on a timely basis shall not affect the indemnification provided hereunder except to the extent that such failure results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include the basis for the demand under this Agreement with specificity, will include copies of all available material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of Losses that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after receipt of such written notice to respond in writing to such Direct Claim. If after the expiration of such 30-day period the Indemnifying Person has not given the Indemnified Party written notice agreeing to indemnify the Indemnified Party in connection with the Direct Claim, then it is to be presumed that the Indemnifying Person has accepted the Direct Claim. Section 5.5 Miscellaneous Indemnification Provisions.

{N4469832.17} 54 (a) Exclusive Remedy. Except in the event of Fraud, the indemnification provisions of this Article 5 shall be the sole and exclusive remedy of the Indemnified Parties with respect to claims arising out of, concerning, or related to the transactions that are the subject of, this Agreement, whether sounding in contract, tort, statute, or otherwise, and whether asserted against Buyer, an Acquired Company, their respective officers, directors or employees, any of Covenantors, or any other Person. However, in no event shall any Party, its successors, or its permitted assigns be entitled to claim or seek rescission of the transactions contemplated by this Agreement or rescission damages. Except in the event of Fraud, each of the Parties, on behalf of itself and its equity owners, directors, managers, officers, employees, Subsidiaries, and Affiliates, covenants not to sue and agrees not to bring any actions or proceedings, at Law, equity, or otherwise, against any other Party or its equity owners, directors, managers, officers, employees, Subsidiaries or Affiliates arising out of, concerning, or relating to any breach or alleged breach of any representation, warranty or covenant in this Agreement, except pursuant to the express provisions of this Article 5. Notwithstanding any other sentence in this Section 5.5(a) or elsewhere in this Agreement, each party hereto shall be entitled to bring an action for injunctive relief or specific performance to enforce the terms of this Agreement. (b) Purchase Price Adjustment. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. (c) Insurance Proceeds and Other Recoveries. The Indemnified Party shall use reasonable efforts to make claims for Losses against applicable insurance providers prior to making any claim hereunder against an Indemnifying Party, and the amount of Losses recoverable by an Indemnified Party pursuant to this Article 5 with respect to an indemnity claim shall be reduced by the amount of insurance (including the R&W Insurance Policy) or indemnification proceeds or other amounts actually recovered from other sources (including the R&W Insurer) by such Indemnified Party with respect to the Losses to which such indemnity claim relates, net of any reasonable expenses related to the recovery of such payment. If an Indemnified Party receives any all or any portion of such proceeds from an insurance provider or other source after receiving an indemnification payment hereunder from an Indemnifying Party (the amount of such proceeds the “Double Recovery Amount’), the Indemnified Party shall promptly return an amount equal to the Double Recovery Amount to the applicable Indemnifying Party. (d) Good Faith; Mutual Cooperation. The Indemnifying Party and the Indemnified Party shall reasonably cooperate with each other with respect to resolving any claim or liability with respect to which an Indemnifying Party is allegedly obligated to indemnify an Indemnified Party hereunder. The Indemnified Party shall use all commercially reasonable efforts to mitigate Losses and resolve any such claim or liability. (e) No Limitations Applicable to R&W Insurance Policy. Notwithstanding anything to the contrary contained in this Agreement, no limitations (including any survival limitations and other limitations in this Article 5), qualifications or procedures in this Agreement shall be deemed to limit or modify the rights or ability of a Buyer Indemnified Party to make claims under or recover under the R&W Insurance Policy; it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy.

{N4469832.17} 55 (f) Non-Recourse. Notwithstanding anything to the contrary contained in this Agreement, each Seller Related Party hereby irrevocably and unconditionally agrees that none of the Buyer Financing Sources shall have any liability or obligation to any Seller Related Party under or in connection with this Agreement, any commitment letter, engagement letter or definitive financing document or any of the transactions contemplated hereby or thereby (including with respect to the Buyer Financing). Each Seller Related Party hereby waives any and all rights or claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the Buyer Financing Sources that may be based upon, arise out of or relate to this Agreement, any commitment letter, engagement letter or definitive financing document or any of the transactions contemplated hereby or thereby (including the Buyer Financing), and each Seller Related Party agrees not to commence or support a proceeding against any Buyer Financing Source in connection with this Agreement or any commitment letter, engagement letter or definitive financing document or any of the transactions contemplated hereby or thereby (including any proceeding related to the Buyer Financing). Without limiting the foregoing, no Buyer Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature to any Seller Related Party. For the avoidance of doubt, nothing set forth herein (including without limitation this Section 5.5(f) or Section 8.8, Section 8.10 and Section 8.11) shall in any way limit Buyer’s obligation to consummate the transactions contemplated hereby upon the fulfillment or waiver of the conditions set forth in Article 5, regardless of whether the Buyer Financing is funded on the Closing Date and any remedies that Sellers may have against Buyer in connection therewith. Section 5.6 Satisfaction of Covenantors’ Indemnification Obligations; Release of Remaining Escrow Amount. (a) Subject to Section 5.6(b) and the applicable limitations set forth in Section 5.2(d), Covenantors shall satisfy their respective obligations under this Article 5 in respect of a claim for indemnification hereunder in the following order: (i) to the extent there are any funds remaining in the Escrow Account, by the Sellers Representative delivering a joint instruction with Buyer to the Escrow Agent instructing the Escrow Agent to disburse funds from the Escrow Account to Buyer in the amount of the lesser of such obligations or the remaining amount of funds in the Escrow Account; and (ii) to the extent there are no longer any funds remaining in the Escrow Account, from the R&W Insurance Policy; and (iii) in respect of any claim for which Covenantors have an indemnification obligation pursuant to this Agreement, from Covenantors, jointly and severally, by wire transfer of immediately available funds to an account specified by Buyer. (b) Notwithstanding the foregoing, (i) in the event of a Sellers’ Retention Amount Reduction, Buyer and the Sellers Representative shall promptly deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to disburse to Sellers an amount equal to the difference between the amount (x) then held in the Escrow Account, less any amounts subject to a claim by Buyer under this Article 5 and (y) the reduced Seller’s Retention Amount and (ii) upon the date that is 18 months following the Closing Date, Buyer and the Sellers Representative shall deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to disburse to Sellers

{N4469832.17} 56 any funds remaining in the Escrow Account that are not otherwise subject to a claim by Buyer under this Article 5. (c) Notwithstanding anything to the contrary set forth in this Agreement or any of the other documents contemplated by this Agreement, and without limitation to Buyer’s rights set forth in Section 1.11(e), Buyer shall have the right (but not the obligation, and such right shall not limit or affect any other right or remedy it may have), to satisfy any amounts owed to Buyer or any other Buyer Indemnified Party under this Agreement by setting off such amounts against any Cash Retention Bonus that may otherwise be due to Mr. Petillo pursuant to the Petillo Employment Agreement or any payments payable to Sellers under this Agreement, including the Annual Earn-Out Payments; provided to the extent any portion of the Cash Retention Bonus is earned, Buyer shall satisfy any amounts in the manner set forth in this Section 5.6(c) first from the Cash Retention Amount, thereafter from any Annual Earn-Out Payment. ARTICLE 6 CONDITIONS TO CLOSING Section 6.1 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. (b) No action, suit or proceeding before any Governmental Authority shall be pending wherein an unfavorable judgment, decree or order would have the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. Section 6.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions: (a) The representations and warranties contained in Article 2 shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to result in a Material Adverse Effect. (b) The Seller Parties shall have duly performed and complied with the agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date in all material respects.

{N4469832.17} 57 (c) Buyer shall have received a certificate, dated the Closing Date and signed by the Covenantors and a duly authorized officer of each Seller, that each of the conditions set forth in Section 6.2(a) and Section 6.2(b) has been satisfied. (d) Covenantors shall have delivered, or caused to be delivered, to Buyer all documents required to be delivered by Sellers pursuant to Section 1.3(c). (e) There shall not have been a Material Adverse Effect. (f) Covenantors shall have delivered to Buyer two USBs containing a complete copy of all materials contained in the virtual data room under the name “Project Chalet” established at americas.datasite.com. Section 6.3 Conditions to Obligations of the Seller Parties. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers Representative’s waiver, at or prior to the Closing, of each of the following conditions: (a) The representations and warranties contained in Article 3 shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. (b) Buyer shall have duly performed and complied with the agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date in all material respects. (c) Sellers Representative shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 6.3(a) and Section 6.3(b) has been satisfied. (d) Buyer shall have delivered, or caused to be delivered, to Covenantors all documents required to be delivered by Buyer pursuant to Section 1.3(b). Section 6.4 Frustration of Conditions. Neither Buyer nor the Seller Parties may rely on the failure of any condition set forth in this Article 6, as applicable, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the Closing and the transactions contemplated hereby or any other material breach by such party of this Agreement. ARTICLE 7 TERMINATION Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

{N4469832.17} 58 (a) by the mutual written consent of Sellers Representative and Buyer; (b) by Buyer by written notice to Sellers Representative if: (i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller Party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 6 and such breach, inaccuracy or failure has not been cured or cannot be cured by the Seller Parties by 3:00 p.m. on December 31, 2021, unless extended in writing by the Parties (the “Expiration Time”); or (ii) the Closing shall not have occurred by the Expiration Time, unless such failure of the Closing to occur shall be due to the failure of Buyer to perform or comply in all material respects with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; (c) by Sellers Representative by written notice to Buyer if: (i) No Seller Party is then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 6 and such breach, inaccuracy or failure has not been cured or cannot be cured by Buyer by the Expiration Time; or (ii) the Closing shall not have occurred by the Expiration Time, unless such failure of the Closing to occur shall be due to the failure of Sellers to perform or comply in all material respects with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or (d) by Buyer or Sellers Representative in the event that: (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable. Section 7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article 7, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except: (a) as set forth in this Section 7.2 and Section 4.2 and Article 8 hereof; and (b) that nothing herein shall relieve any Party from liability for Fraud or any intentional breach of any provision hereof.

{N4469832.17} 59 ARTICLE 8 MISCELLANEOUS Section 8.1 Expenses. Except as otherwise expressly provided herein (including Section 4.6 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that the parties acknowledge that all costs and expenses associated with filings required to be made by the parties pursuant to the HSR Act have been and shall be borne 50% by Buyer and 50% by Covenantors. Section 8.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission in the case of facsimile and without an automatic “bounceback” in the case of e-mail) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2): If to any Seller Party: Michael V. Petillo c/o Petillo NJ Holdings Incorporated [intentionally omitted] Email: [intentionally omitted] with a copy to (which shall not constitute notice): Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 E-mail: [intentionally omitted]; [intentionally omitted] Attention: David B. Haber; Tal Hacohen If to Buyer: Sterling Construction Company, Inc. 1800 Hughes Landing Blvd. The Woodlands, Texas 77380 E-mail: [intentionally omitted] Attention: Mark Wolf, General Counsel with a copy to (which shall not constitute notice) : Jones Walker LLP 201 St. Charles Avenue, Suite 5100 New Orleans, LA 70170 E-mail: [intentionally omitted]; [intentionally omitted] Attention: Allison Bell; Brett Beter

{N4469832.17} 60 Section 8.3 Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Seller Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The provisions set forth in Section B of Exhibit A are incorporated herein. Section 8.4 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 8.5 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 8.6 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Seller Disclosure Schedule (other than an exception expressly set forth as such in the Seller Disclosure Schedule), the statements in the body of this Agreement will control. Section 8.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Except in connection with the Reorganizations, neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that Buyer shall be permitted to assign this Agreement to (a) an Affiliate thereof and (b) any financing source of Buyer and/or its Affiliates as collateral security, in each case without the prior written consent of Sellers. No assignment shall relieve the assigning Party of any of its obligations hereunder. Section 8.8 No Third-party Beneficiaries. Except as provided in Article 5 and the last sentence of this Section 8.8, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Buyer Financing Sources shall be express third party beneficiaries of this Section 8.8 and Sections 5.5(f), 8.9, 8.10 and 8.11, each of such Sections shall expressly inure to the benefit of the Buyer Financing Sources and the Buyer Financing Sources shall be entitled to rely on and enforce the provisions of such Sections. Section 8.9 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No

{N4469832.17} 61 waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding the foregoing, the provisions of Sections 5.5(f), 8.8, 8.9, 8.10 and 8.11 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplemented, waived or otherwise modified in any manner that impacts or is otherwise adverse in any respect to the Buyer Financing Sources without the prior written consent of each Buyer Financing Source Section 8.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction); PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, ANY DISPUTES INVOLVING THE BUYER FINANCING SOURCES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, TO THE EXTENT THAT SUCH COURT DECLINES JURISDICTION, FIRST TO ANY FEDERAL COURT, OR SECOND TO ANY STATE COURT, EACH LOCATED IN WILMINGTON, DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THEY INTEND THAT THIS AGREEMENT BE, AND THAT IT WILL BE TREATED AND CONSTRUED AS, A CONTRACT UNDER SEAL UNDER THE LAWS OF THE STATE OF DELAWARE WITH ALL OF THE CONSEQUENCES OF SUCH A CONTRACT UNDER THE LAWS OF THE

{N4469832.17} 62 STATE OF DELAWARE, INCLUDING CAUSING THE AGREEMENT TO BE SUBJECT TO THE 20-YEAR LIMITATIONS PERIOD APPLICABLE TO SEALED INSTRUMENTS. (c) EACH PARTY (AND EACH SELLER RELATED PARTY) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE BUYER FINANCING IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUYER FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY BUYER FINANCING SOURCE). EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(C). (d) Unless otherwise expressly provided herein, if there shall occur any dispute, suit, action or proceeding between the Parties relating to this Agreement or the transactions contemplated hereby, the non-prevailing Party shall pay all reasonable costs and fees (including reasonable attorneys’ fees and expenses) of the prevailing Party. Section 8.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding anything to the contrary in this Agreement or the other agreements contemplated hereby, each Seller Related Party and the parties hereto hereby explicitly agree that nothing in this Agreement shall (a) require Buyer or any of its Affiliates to seek specific performance, injunctive relief or other equitable remedies to enforce their respective rights under the Buyer Loan Commitment or cause the Buyer Financing to be funded, or (b) entitle any Seller Related Party to seek specific performance, injunctive relief or other equitable remedies to cause Buyer or any of its Affiliates to do the same. Section 8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Section 8.13 Covenantor Release. Effective as of the Closing, Covenantors hereby waive their rights to, and release and fully discharge, the Acquired Companies and the Acquired Business, and their legal successors and assigns, from any and all claims, liabilities, actions and causes of action, whether now known or unknown, which Covenantors now have, or at any other

{N4469832.17} 63 time may have, against the Acquired Companies or the Acquired Business based upon or arising out of any fact, circumstance, act or omission that occurred or existed prior to the Closing, other than any such claims, liabilities, actions or causes of action that may arise pursuant to the terms of this Agreement. Section 8.14 Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney-Client Privilege. (a) Effective as of the Closing, Buyer hereby waives and agrees not to assert, and Buyer agrees to cause the Acquired Companies and each of its other subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to any representation after the Closing of any Covenantor or any Affiliate, officer, employee or director of any Covenantor (any such Person, a “Designated Person”) in any matter involving this Agreement or any agreement, certificate, instrument or other document executed or delivered pursuant to this Agreement or any transaction contemplated hereby or thereby (including any litigation, arbitration, mediation or other proceeding and including any matter regarding the negotiation, execution, performance or enforceability hereof or thereof) by Wilmer Cutler Pickering Hale and Dorr LLP (“Counsel”) in connection with this Agreement or any agreement, certificate, instrument or other document executed or delivered pursuant to this Agreement or any transaction contemplated hereby or thereby (including the negotiation, execution or performance hereof or thereof). (b) Any privilege attaching as a result of Counsel’s representation of the Company or any Designated Person prior to the Closing (the “Pre-Closing Representation”) shall survive the Closing and shall remain in effect, and such privilege from and after the Closing shall be assigned to, belong to and be controlled by, Covenantors (on their own behalf and on behalf of the Designated Persons). From and after the Closing, such privilege (i) may be waived only by Covenantors (on behalf of themselves and the Designated Persons), and not by Buyer, any Acquired Company or any of their respective Affiliates, and (ii) shall not pass to or be claimed or used by Buyer, any Acquired Company or any of their respective Affiliates. As to any privileged attorney-client communications between Counsel, on the one hand, and the Company or any Designated Person, on the other hand, prior to Closing (collectively, the “Privileged Communications”), Buyer agrees, on its own behalf and on behalf of its Affiliates (including, after the Closing, the Acquired Companies)) and their respective successors and/or assigns, that none of Buyer, any of its Affiliates (including, after the Closing, the Acquired Companies) or any of their respective successors or assigns, may use or rely on any of the Privileged Communications in any action or claim against or involving Sellers or any Designated Person. Further, the Parties understand and agree that any failure to segregate and/or restrict Buyer’s access to any Privileged Communications shall not be considered a waiver of the privilege. From and after the Closing, none of Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) shall knowingly access any Privileged Communications or the files of any Acquired Company relating to the Pre-Closing Representation with the intent to nullify the effects of the attorney-client privilege on such Privileged Communications or the files of any Acquired Company relating to the Pre-Closing Representation. Without limiting the generality of the foregoing, from and after the Closing (a) Covenantors (on their own behalf and on behalf of the Designated Persons) shall be the sole holders of the attorney-client privilege with respect to the Pre-Closing Representation, (b) to the extent that files of Counsel in respect of the Pre-Closing Representation constitute property of a client of counsel, only Covenantors (on their own behalf and on behalf of the

{N4469832.17} 64 Designated Persons) shall hold such property rights, and (c) Counsel shall have no duty whatsoever to reveal or disclose any Privileged Communications or files to Buyer, any Acquired Company or any of their respective Affiliates by reason of any attorney-client relationship between Counsel, any Acquired Company prior to the Closing, or any Designated Person (or otherwise). Section 8.15 The Sellers Representative. (a) Each Covenantor hereby irrevocably constitutes and appoints the Sellers Representative as his, her or its true and lawful representative, agent, proxy and attorney-in-fact, to serve as the representative of such Covenantor for all purposes authorized under this Agreement and all of the other agreements and instruments contemplated hereby, including the full power on behalf of such Covenantor with respect to (i) giving and receiving communications and notices on behalf of such Covenantor, (ii) making, executing, acknowledging and delivering all such other contracts, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, doing any and all things and taking any and all action that the Sellers Representative may consider necessary, proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and all of the other agreements and instruments contemplated hereby, (iii) any claims in connection with this Agreement and all of the other agreements and instruments contemplated hereby against such Covenantor, including any indemnification claims, (iv) as further provided in this Section 8.15, and (v) as may otherwise be provided in this Agreement and all of the other agreements and instruments contemplated hereby. (b) Without limiting the generality of the foregoing, each Covenantor hereby specifically authorizes the Sellers Representative to perform all of the following acts and exercise all of the following powers for such Covenantor and in his, her or its name, place and stead: (i) To initiate, prosecute, defend and otherwise represent such Covenantor in any mediation, arbitration or judicial proceeding (whether as plaintiff or defendant) arising under or relating in any manner to any of this Agreement and all of the other agreements and instruments contemplated hereby or the subject matter thereof, and, in connection therewith, to apply for and obtain any injunctions and appeals, give any requisite security and sign any necessary bonds; (ii) To settle and compromise on behalf of such Covenantor, any claim, dispute or proceeding relating to this Agreement or any agreement or instrument contemplated hereby; (iii) To engage attorneys, certified public accountants and other professionals and experts in connection with the prosecution or defense of any claim, or in connection with the Sellers Representative’s exercise of any of the powers granted to the Sellers Representative in this Agreement; (iv) To receive from the Escrow Agent any amounts distributed from the Escrow Account for disbursement to such Covenantor; and (v) To make any payments owed on behalf of such Covenantor pursuant to this Agreement.

{N4469832.17} 65 (c) All decisions and actions by the Sellers Representative in accordance with the terms of this Agreement shall be binding upon all the Covenantors, and no Covenantor shall have the right to object to, dissent from, protest or otherwise contest such decisions or actions. (d) Covenantors may, at any time, substitute or elect a new Person to serve as the Sellers Representative, if such action is agreed to in writing by Covenantors who owned a majority of the Consideration Percentages, acting together as a single class, and a copy of such writing is delivered to each Party to this Agreement. (e) Covenantors shall indemnify and hold harmless the Sellers Representative against any Losses incurred by the Sellers Representative in the course of the Sellers Representative’s conduct as the Sellers Representative, other than Losses resulting from the Sellers Representative’s actual and intentional common law fraud (involving a knowing and intentional misrepresentation with the intent of inducing another person to act or not act and upon which such other person has relied to its, his or her detriment - as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation or a similar theory), gross negligence or willful misconduct in connection with his performance of his duties under this Agreement and all of the other agreements and instruments contemplated hereby. (f) The Sellers Representative’s power and grant of authority is (i) coupled with an interest and is irrevocable and survives the bankruptcy or liquidation of any Covenantor and will be binding on any successor thereto, and (ii) may be exercised by the Sellers Representative acting by signing as the representative of the Covenantors or any individual Covenantor. [Remainder of page intentionally blank.]

[Signature Page to Stock Purchase Agreement] {N4469832.17} IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. MICHAEL V. PETILLO /s/ Michael V. Petillo THE 2020 AUDREY PETILLO FAMILY TRUST By /s/ Michael V. Petillo Name: Michael V. Petillo Title: Trustee THE MICHAEL PETILLO FAMILY TRUST By /s/ Audrey Petillo Name: Audrey Petillo Title: Trustee PETILLO LLC By /s/ Michael V. Petillo Name: Michael V. Petillo Title: President PETILLO NY LLC By /s/ Michael V. Petillo Name: Michael V. Petillo Title: President PETILLO MARYLAND INCORPORATED By /s/ Michael V. Petillo Name: Michael V. Petillo Title: President

[Signature Page to Stock Purchase Agreement] {N4469832.17} IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. PETILLO NJ HOLDINGS INCORPORATED By /s/ Michael V. Petillo Name: Michael V. Petillo Title: President PETILLO NY HOLDINGS INCORPORATED By /s/ Michael V. Petillo Name: Michael V. Petillo Title: President PETILLO MD HOLDINGS INCORPORATED By /s/ Michael V. Petillo Name: Michael V. Petillo Title: President

[Signature Page to Stock Purchase Agreement] {N4469832.17} STERLING CONSTRUCTION COMPANY, INC. By /s/ Joseph Cutillo Name: Joseph Cutillo Title: Chief Executive Officer

A-i HIGHLY CONFIDENTIAL Exhibit A Defined Terms; Rules of Construction A. Definitions. In addition to the terms defined elsewhere in the Agreement, the following terms have the meanings set forth below: “19.9% Threshold” has the meaning set forth in Section 1.3(h). “Acquired Business” means the business of the Acquired Companies as currently conducted, including site excavation, curb and sidewalk construction, water systems, storm and sanitary sewer systems, demolition, asphalt paving, underground utility installation, construction of retaining walls and erosion control systems. “Acquired Companies” has the meaning set forth in the Preamble. “Acquisition” has the meaning set forth in the Recitals. “Acquisition Proposal” means any proposal or offer (other than any proposal or offer by Buyer or any of its Affiliates) with respect to an Alternative Transaction. “Adjustment Amount” has the meaning set forth in Section 1.7(a). “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Aggregate Earn-Out Period” has the meaning set forth in Section 1.11(a). “Aggregate IFO” means the aggregate operating income of the Acquired Companies during the relevant period of determination, which shall be calculated in accordance with GAAP and, for the avoidance of doubt, shall exclude any Cash Retention Bonus. “Agreement” has the meaning set forth in the Preamble. “Alternative Transaction” means an acquisition of (a) any equity securities of any Acquired Company, or (b) all or any material portion of the business, assets or properties of the Acquired Business, taken as a whole, in each case whether by merger, purchase of stock or assets or otherwise and whether for cash, securities or any other consideration or combination thereof. “Annual Earn-Out Period” has the meaning set forth in Section 1.11(a). “Anti-Bribery Laws” means the provisions of the Corruption of Foreign Public Officials Act, the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti- corruption Law.

A-ii HIGHLY CONFIDENTIAL “Asset Acquisition Statements” has the meaning set forth in Section 1.8(b). “Asset Allocation” has the meaning set forth in Section 1.9. “Assignment” has the meaning set forth in Section 1.3(b)(vi). “Audited Financial Statements” means the audited consolidated financial statements, consisting of the consolidated balance sheets as of December 31, 2020, December 31, 2019 and December 31, 2018, and consolidated statements of income and statements of cash flows for the years then ended, of the Acquired Companies and Petillo Properties. “Balance Sheet” has the meaning set forth in Section 2.6. “Balance Sheet Date” has the meaning set forth in Section 2.6. “Base Purchase Price” has the meaning set forth in Section 1.3(a). “Benefit Plan” has the meaning set forth in Section 2.15(a). “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Atlanta, Georgia or Houston, Texas are authorized or required by Law to be closed for business. “Buyer” has the meaning set forth in the Preamble. “Buyer Ancillary Agreements” has the meaning set forth in Section 3.1. “Buyer Balance Sheet” has the meaning set forth in Section 3.12 “Buyer Benefit Plans” has the meaning set forth in Section 4.1(c). “Buyer Common Stock” means the share of common stock of Buyer, $0.01 par value per share. “Buyer Common Stock Price” means $26.34, which represents the average of the closing sales price of a share of Buyer Common Stock as quoted by The Nasdaq Stock Market LLC for the period between October 19, 2021 and the last trading day before the date of this Agreement. “Buyer Equity Securities” has the meaning set forth in Section 3.4 “Buyer Financing” means one or more loans or extensions of credit made in order to finance in part the payment of the Purchase Price, including any under any Buyer Loan Commitment. “Buyer Financing Source” means, the agents, arrangers, lenders and other persons that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Buyer Financing or any other financing in connection with the transactions contemplated hereby, including the parties to any joinder agreements, underwriting agreements,

A-iii HIGHLY CONFIDENTIAL engagement letters, indentures or credit agreements entered into in connection therewith, together with their respective affiliates and their and their respective affiliates, direct or indirect, former, current or future general and limited partners officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns. “Buyer Fundamental Representations” means the representations and warranties contained in Section 3.1 (Organization and Authority of Buyer), Section 3.4 (Buyer Capital Structure), Section 3.5 (Valid Issuance of Buyer Common Stock), and Section 3.8 (Brokers). “Buyer Indemnified Parties” has the meaning set forth in Section 5.2(a). “Buyer Loan Commitment” means any agreement entered into by a Buyer Financing Source relating to the Buyer Financing. “Buyer Losses” has the meaning set forth in Section 5.2(c). “Buyer SEC Reports” has the meaning set forth in Section 3.6(a). “Buyer Standard Representations” means the representations and warranties contained in Article 3, other than the Buyer Fundamental Representations. “Buyer Stock Consideration” means the portion of the Purchase Price comprised of Buyer Common Stock, the number of shares of which shall be determined by dividing $20,000,000 by the Buyer Common Stock Price. “Buyer Stock Plans” has the meaning set forth in Section 3.4 “Buyer’s Gross-Up Notice” has the meaning set forth in Section 1.9(b) “CARES Act” means The Coronavirus Aid, Relief, and Economic Security Act (H.R. 748), and applicable rules, regulations and guidance, in each case, as amended. “Cash Consideration” has the meaning set forth in Section 1.3(a)(i). “Cash Retention Bonus” has the meaning set forth in Section 1.10. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. “CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System now or formerly maintained by the EPA. “Change of Control” shall have the meaning as to an Acquired Company: (i) the merger, consolidation, or sale of voting securities of the Acquired Company where, immediately after such transaction or series of related transactions, Buyer would not beneficially own, directly or indirectly, voting equity interests representing in the aggregate 51% or more of the combined voting power of the securities of the entity issuing cash or securities in such transaction or series

A-iv HIGHLY CONFIDENTIAL of related transactions (or of its ultimate parent entity, if any), (ii) the sale of all or substantially all of the assets of the Acquired Company or (iii) the liquidation, dissolution or winding up of the Acquired Entity. “Closing” has the meaning set forth in Section 1.4. “Closing Balance Sheet” has the meaning set forth in Section 1.5. “Closing Cash” means all cash and cash equivalents, and undeposited (or deposited but uncleared) checks, drafts, and initiated wire transfers, of the Acquired Companies as of 11:59 p.m. on December 31, 2021. “Closing Company Indebtedness” means all outstanding Indebtedness of the Acquired Business as of 11:59 p.m. on December 31, 2021. “Closing Date” has the meaning set forth in Section 1.4. “Closing Date Cash Payment” has the meaning set forth in Section 1.3(a)(i). “Closing Date Schedule” has the meaning set forth in Section 1.5. “Closing Net Working Capital Amount” means the excess of (i) the Acquired Business’ current assets (excluding Closing Cash) on a consolidated basis as of 11:59 p.m. on December 31, 2021, excluding deferred income Tax assets, over (ii) the Acquired Business’ current liabilities (excluding Closing Company Indebtedness) on a consolidated basis as of 11:59 p.m. on December 31, 2021, excluding deferred income Tax liabilities, all calculated in accordance with GAAP on a basis consistent with the Seller Accounting Principles and (including only the current asset and current liability line items contained in) the Sample Net Working Capital Calculation. “Code” means the Internal Revenue Code of 1986, as amended. “Company Continuing Employee” has the meaning set forth in Section 4.1(b). “Company Indebtedness” means the aggregate amount of Indebtedness of the Company, as of the date and time of its determination. “Company Intellectual Property” has the meaning set forth in Section 2.11(a). “Company IT Systems” means all information technology and computer systems owned, leased, licensed, used or operated by or on behalf of any Acquired Company (including through cloud-based or other third-party service providers), including all Software, hardware, computers, servers, networks, platforms, peripherals, data, communication lines, devices, systems and other information technology equipment and related systems and equipment used for the transmission, storage, maintenance, organization, presentation, generation or processing or analysis of electronic or other data or information (including telecommunications networks and systems for voice, data and video). “Company Permits” has the meaning set forth in Section 2.13(b).

A-v HIGHLY CONFIDENTIAL “Company Transaction Expenses” means, without duplication, to the extent not paid prior to the Closing, (a) all out-of-pocket fees and expenses (including fees and expenses of legal counsel, accountants, investment bankers and other professional advisors) incurred by, or on behalf of, the Seller Parties and/or the Acquired Companies prior to the Closing in connection with the negotiation or approval of this Agreement and any other agreement or instrument contemplated hereby or the consummation of the transactions contemplated hereby and thereby, plus (b) the aggregate amount of any bonuses, sale bonuses, change of control payments, retention payments or similar payments due or payable by any Acquired Company to any Person resulting from the Closing (other than any such payment arising from an agreement proposed by Buyer or one of its Affiliates or an action taken or directed by Buyer or one of its Affiliates). “Confidential Information” has the meaning set forth in Section 4.2(b). “Consideration Percentage” means, with respect to each Seller, the applicable percentage set forth opposite such Seller’s name under the heading “Consideration Percentage” included as part of the Consideration Schedule required to be delivered pursuant to Section 1.2. “Consideration Schedule” has the meaning set forth in Section 1.2. “Convenantors” has the meaning set forth in the Preamble. “Coronavirus Pandemic” means as declared by the World Health Organization on March 11, 2020, the 2020 Coronavirus Pandemic caused by COVID-19. “Counsel” has the meaning set forth in Section 8.14(a). “Data Protection Laws” means Laws concerning the collection, processing, use, disclosure, retention, privacy and/or security of Personal Information or data breach notification. “Deductible” means $975,000; provided that when and if the retention amount under the R&W Insurance Policy is reduced in accordance with the terms thereof, the “Deductible” shall be reduced to an amount equal to 50% of the then-effective retention amount. “Designated Person” has the meaning set forth in Section 8.14(a). “DFARS” means Defense Federal Acquisition Regulation Supplement. “Direct Claim” has the meaning set forth in Section 5.4(c). “Dispute Notice” has the meaning set forth in Section 1.6(b). “Dollars or $” means the lawful currency of the United States. “Double Recovery Amount” has the meaning set forth in Section 5.5(c). “Earn-Out Cap” has the meaning set forth in Section 1.11(a). “Earn-Out Objection” has the meaning set forth in Section 1.11(c).

A-vi HIGHLY CONFIDENTIAL “Earn-Out Payment” has the meaning set forth in Section 1.11(a). “Earn-Out Payment Statement” has the meaning set forth in Section 1.11(b). “Effective Date” has the meaning set forth in the Preamble. “Employees” means those Persons employed by the Acquired Business immediately prior to the Closing. “Employment Agreements” has the meaning set forth in Section 1.3(b)(iv). “Encumbrance” means any title defect, lien, interest, pledge, defect, exclusive license, conditional sales contract, mortgage, deed of trust, security interest, charge, claim, easement, restriction, encroachment, preemptive right, or option of any kind or nature whatsoever or other similar encumbrance (whether known or unknown, secured or unsecured or in the nature of setoff or recoupment, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or nonmaterial, disputed or undisputed, whenever arising, and whether imposed by agreement, understanding, Law, equity, or otherwise). “Enforceability Exceptions” has the meaning set forth in Section 2.1. “Environmental Claim” means any legal proceeding, lawsuit, administrative proceeding, claim, action, arbitration, audit, investigation, charge, demand, complaint, mediation, grievance, right, cause of action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, made, commenced, conducted or pending by, from or before any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials, or the use of explosives or the conducting of blasting activities; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following, including any state law analogs, and any of their respective implementing regulations: CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances

A-vii HIGHLY CONFIDENTIAL Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, notice of violation or infraction, notice of potential penalty, responsibility or liability, notice of intent to sue, warning letter, request for information, objection or other written notice, in any such case respecting any Environmental Claim or relating to any actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit required by or under, or issued pursuant to, any Environmental Law. “EPA” means the U.S. Environmental Protection Agency. “Equity” has the meaning set forth in the Recitals. “Equity Interests” means any share, capital stock, partnership, membership, unit, joint venture or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means any trade or business, whether or not incorporated, that would be required to be aggregated with one or more of the Acquired Companies and treated as a “single employer” within the meaning of Section 4001 of ERISA. “Escrow Account” has the meaning set forth in Section 1.3(f). “Escrow Agent” means JPMorgan Chase Bank, N.A. or its successor, in its capacity as such pursuant to the Escrow Agreement. “Escrow Agreement” has the meaning set forth in Section 1.3(b)(iii). “Estimated Closing Balance Sheet” has the meaning set forth in Section 1.2. “Estimated Closing Cash” has the meaning set forth in Section 1.2. “Estimated Closing Company Indebtedness” has the meaning set forth in Section 1.2. “Estimated Company Transaction Expenses” has the meaning set forth in Section 1.2. “Estimated Net Working Capital Amount” has the meaning set forth in Section 1.2. “Excess Buyer Recovery Amount” has the meaning set forth in Section 1.7(b).

A-viii HIGHLY CONFIDENTIAL “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time. “Expiration Time” has the meaning set forth in Section 7.1(b)(i). “Export Control Laws” means all applicable Laws in respect of customs and export and import control including economic sanctions, anti-terrorism, anti-boycott and related measures, including the U.S. Arms Export Control Act (22 U.S.C. § 2778 et seq. ), as amended, the Export Administration Act (50 U.S.C. App. §§ 2401 et seq. ), as amended and continued in force by presidential order, any applicable international sanctions law and programs, including those promulgated under the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the National Emergencies Act (50 U.S.C. §§ 1601-1651), the Trading with the Enemy Act (50 U.S.C. App. §§ 5, 16), any additional international sanctions programs administered by the Department of Treasury Office of Foreign Assets Control, any regulations promulgated under each such act, including, without limitation the Export Administration Regulations (15 C.F.R. §749.9), the Sudanese Sanctions Regulations (31 C.F.R. Part 538), and the Iranian transactions and Sanctions Regulations (31 C.F.R. Part 560), and comparable foreign laws, ordinances, rules and regulations. “Family Members” has the meaning set forth in Section 2.21. “FAR” means the Federal Acquisition Regulation. “Financial Statements” has the meaning set forth in Section 2.6. “Firm” has the meaning set forth in Section 1.6(d). “FLSA” has the meaning set forth in Section 2.16(a). “Fraud” means a misrepresentation or omission made by a party with knowledge that such misrepresentation or omission was false or with reckless indifference to the truth, with the intent to induce a party to rely thereon and upon which such party reasonably relied, and as a result of which such party suffered damages. For the avoidance of doubt, “Fraud” will not include any fraud claim based on constructive knowledge or negligent misrepresentation. “GAAP” means United States generally accepted accounting principles as in effect on December 31, 2020. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction. “Government Bid” means any quotation, bid or proposal by any of the Acquired Companies that, if accepted or awarded, would result in a Government Contract.

A-ix HIGHLY CONFIDENTIAL “Government Contract” means any Contract, including any prime contract, subcontract, letter contract, purchase order or delivery order, (a) by or between any of the Acquired Companies and any Governmental Authority (including any facilities contract or lease for the use of government-owned facilities) or (b) by or between any of the Acquired Companies, as a subcontractor at any tier, and any other Person, including resellers and distributors, in connection with any Contract with a Governmental Authority. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Grant” means any grant, incentive, subsidy, funding, benefit or privilege, including any application therefor, whether pending, approved, or made available, directly or indirectly, by or on behalf of or under the authority of any Governmental Authority. “Gross-up Amount” means an amount equal to the excess of (a) the aggregate amount of Taxes imposed upon Seller Parties attributable to Buyer’s purchase of the Equity (including any Taxes payable by Sellers Parties attributable to Sellers’ receipt of the Gross-up Amount) over (b) the aggregate amount of Taxes that would have been imposed upon Covenantors with respect to the sale of the equity of Sellers if Buyer had purchased the equity of Sellers from Covenanters, rather than the Equity from Sellers, without making an election under Section 338(h)(10) with respect to such purchase. For the avoidance of doubt, the calculation of the Gross-up Amount shall be made utilizing the assumption that all representations and warranties of Seller Parties made herein (taking into account any disclosures with respect thereto) are accurate and complete in all respects and that the Reorganizations were completed as set forth in this Agreement. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is defined or regulated as a hazardous, acutely hazardous, or toxic waste or substance, or words of similar import or regulatory effect, or otherwise regulated, under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyflourinated alkyl substances, perflourooctanoid acid substances, and perflourooctane sulfonate substances. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “IFO Threshold” has the meaning set forth in Section 1.11(a). “Indebtedness” means, with respect to any Person, all liabilities in respect of: (a) borrowed money; (b) indebtedness evidenced by bonds, notes, debentures, letters of credit (to the extent drawn) or similar instruments; (c) capitalized lease obligations under GAAP; and (d) interest, premium, penalties and other amounts accrued and/or owing in respect of the items described in the foregoing clauses (a) through (c). For avoidance of doubt, and notwithstanding the foregoing, (i) Indebtedness does not include obligations related to leases that are or should be (in accordance with GAAP) accounted for as operating leases, and (ii) Indebtedness as of 11:59 p.m. on December

A-x HIGHLY CONFIDENTIAL 31, 2021 shall not include any trade payables and expenses that are taken into account in the calculation of the Closing Net Working Capital Amount. “Indemnification Escrow Amount” means an aggregate amount equal to the Sellers’ Retention Amount. “Indemnified Party” has the meaning set forth in Section 5.4(a). “Indemnifying Party” has the meaning set forth in Section 5.4(a). “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks, trade names, trade dress, logos and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations related to the foregoing; (c) trade secrets, know-how, manufacturing and production processes, inventions, improvements, methods, techniques, formula, compositions, software, data, databases, and other confidential information, in each case, that derive independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from their disclosure and use; (d) patents and patent applications; (e) internet domain name registrations; and (f) social media accounts. “Interim Financial Statements” has the meaning set forth in Section 2.6. “Interim Period” has the meaning set forth in Section 4.12. “Internet Accounts” has the meaning set forth in Section 2.11(e). “IRS” has the meaning set forth in Section 2.15(b). “Issued Shares” has the meaning set forth in Section 1.3(h). “Key Employees” means Mr. Petillo, Robert Ginda, Ron Kollar, Christopher Erb, Michael Castaldi and Luis Soares. “Knowledge of Sellers” means the actual knowledge of Mr. Petillo, Robert Ginda and Christopher Erb, in each case after reasonable inquiry of such individual’s direct reports. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, principle of common law, judgment, decree, or other rule of law of any Governmental Authority. “Lease” has the meaning set forth in Section 2.10(c). “Leased Real Property” has the meaning set forth in Section 2.10(c). “Lock-Up Agreements” has the meaning set forth in Section 1.3(b)(v).

A-xi HIGHLY CONFIDENTIAL “Losses” means losses, damages, liabilities, Taxes, claims, penalties, assessments, fines, sanctions, judgments, costs and expenses, including reasonable attorneys’ and consultants’ fees, in each case, without duplication. “Malicious Code” has the meaning set forth in Section 2.11(f). “Material Adverse Effect” means any event, occurrence, fact, condition or change, individually or in the aggregate with other such events, occurrences, facts, conditions or changes, that is materially adverse to (a) the results of operations, financial condition or assets of the Acquired Business, taken as a whole or (b) the ability of the Seller Parties or the Acquired Companies to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Material Adverse Effect: (i) any effect arising out of or resulting from actions contemplated by the parties in connection with this Agreement, the execution of this Agreement or the announcement, pendency or expected consummation of the transactions contemplated by this Agreement, including any effect on any Acquired Company’s relationships with licensors, licensees, customers, vendors, partners, suppliers, employees or any other Person having a business relationship with any Acquired Company; (ii) changes in Law or GAAP, or the interpretation or method of enforcement of any of the foregoing; (iii) general changes in any Acquired Company’s industry; (iv) changes in general economic or political conditions or the financing or capital markets in general, or changes in currency exchange rates; (v) any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of the Buyer; (vi) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, (vii) any terrorism, military action or war (whether or not declared), as well as any U.S. governmental or general industry responses thereto; (viii) any change in connection with any Pandemic Matter or Pandemic Measure; or (ix) any failure by any Acquired Company or the Acquired Business to meet any internal or published projections, estimates or expectations of revenues, earnings or any other financial performance or results of operations for any period, or any failure by any Acquired Company or the Acquired Business to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, however, that with respect to clauses (ii)-(iv), (vi), (vii) and (viii), any event, occurrence, fact, condition or change that has had a disproportionate impact on any Acquired Company compared to other businesses operating in the industries in which such Acquired Company operates will be considered for purposes of determining whether a “Material Adverse Effect” has occurred, but only to the extent of the disproportionate impact. “Material Contracts” has the meaning set forth in Section 2.9. “Material Customers” has the meaning set forth in Section 2.20. “Material Suppliers” has the meaning set forth in Section 2.20. “MD Contribution” has the meaning set forth in the Recitals. “MD Reorganization” has the meaning set forth in the Recitals.

A-xii HIGHLY CONFIDENTIAL “MD Seller” has the meaning set forth in the Preamble. “Mr. Petillo” has the meaning set forth in the Preamble. “Multiemployer Plan” has the meaning set forth in Section 2.15(d). “Multiple Employer Plan” has the meaning set forth in Section 2.15(d). “NJ Contribution” has the meaning set forth in the Recitals. “NJ Merger” has the meaning set forth in the Recitals. “NJ Reorganization” has the meaning set forth in the Recitals. “NJ Seller” has the meaning set forth in the Preamble. “NY Contribution” has the meaning set forth in the Recitals. “NY Merger” has the meaning set forth in the Recitals. “NY Reorganization” has the meaning set forth in the Recitals. “NY Seller” has the meaning set forth in the Preamble. “Ordinary Course of Business” of an Acquired Company or of the Acquired Business means the ordinary day-to-day business activity of such Acquired Company or the Acquired Business, conducted in a commercially reasonable manner, consistent with past practice. “Organizational Documents” means, as to any corporation, limited liability company, partnership or other business entity, such Person’s articles of organization, operating agreement, certificate of incorporation, by-laws, or other organizational or governing documents, in each case as amended. “Pandemic Matter” means any outbreak, epidemic, pandemic, health crisis or public health event, including with respect to the Coronavirus Pandemic, or any variation, adaption or mutation of any of the foregoing. “Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” mandatory workforce reduction, social distancing, mandatory closure, sequester or any other law, rule, regulation, order, decree or directive issued by any Governmental Authority in connection with or in response to any Pandemic Matter. “Party” and “Parties” have the respective meanings set forth in the Preamble. “Paycheck Protection Program” means the “paycheck protection program” set forth in subsection 36 of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as implemented, modified and amended by the Paycheck Protection Program Laws.

A-xiii HIGHLY CONFIDENTIAL “Paycheck Protection Program Laws” means (i) Title I of the Coronavirus Aid, Relief, and Economic Security Act, as amended and modified, including by the Paycheck Protection Program and Health Care Enhancement Act (Pub. L. 116-139) and the Paycheck Protection Program Flexibility Act of 2020 (Pub. L. 116-142) and (ii) all rules issued by the U.S. Small Business Administration, the U.S. Treasury Department or any other Governmental Authority, in each case, in connection with, relating to, implementing or modifying the Paycheck Protection Program, as in effect on the date hereof. “Permits” means any permit, license, franchise, approval, authorization or consent required to be obtained from or otherwise made available by or under the authority of any Governmental Authority. “Permitted Encumbrances” means (a) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate procedures for which adequate reserves have been established in accordance with GAAP; (b) mechanics, materialmens’, carriers’, workmen’s, repairmen’s, landlords’ or similar Encumbrances arising or incurred in the Ordinary Course of Business that secure either amounts not yet due and payable or being contested in good faith by appropriate proceedings (and, with respect to those being contested, which have been disclosed to Buyer in writing prior to the date of this Agreement); (c) easements, rights of way, zoning ordinances and other similar Encumbrances and affecting Leased Real Property, which easements, rights of way, zoning ordinances and other similar Encumbrances individually or in the aggregate do not have a material impact on any Leased Real Property or on the operation of the Acquired Business; (d) Encumbrances arising under obligations related to leases that are or should be (in accordance with GAAP) accounted for as operating leases, (e) Encumbrances arising under applicable securities laws; and (f) Encumbrances with respect to Company Closing Indebtedness that will be satisfied in full prior to the Closing. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Information” means (a) any information that identifies, or, in combination with other information, may identify, be linked to, or relate to an individual in an identifiable manner, or is reasonably capable of being associated with an individual, and (b) any information that is governed, regulated or protected by one or more Data Protection Laws, including, without limitation, any “personal information” or “personally identifiable information” as defined under such Laws or data breach notification. “Petillo” has the meaning set forth in the Preamble. “Petillo Equity” has the meaning set forth in the Recitals. “Petillo LLC” has the meaning set forth in the Preamble. “Petillo Employment Agreement” means the Employment Agreement between Mr. Petillo and Petillo, dated as of the Closing Date, as may be amended from time to time. “Petillo MD” has the meaning set forth in the Preamble.

A-xiv HIGHLY CONFIDENTIAL “Petillo MD Equity” has the meaning set forth in the Recitals. “Petillo MD Shares” has the meaning set forth in the Recitals. “Petillo NY” has the meaning set forth in the Recitals. “Petillo NY LLC” has the meaning set forth in the Preamble. “Petillo NY Equity” has the meaning set forth in the Recitals. “Petillo NY Shares” has the meaning set forth in the Recitals. “Petillo Properties” means Petillo Properties L.L.C., a New Jersey limited liability company wholly owned by Mr. Petillo. “Petillo Shares” has the meaning set forth in the Recitals. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date. “PPP Loan” means all payment obligations pursuant to that certain Promissory Note, dated as of April 15, 2020, from the PPP Lender to Petillo in the principal amount of $6,739,007. “PPP Lender” means Manufacturers and Traders Trust Company. “Pre-Closing Representation” has the meaning set forth in Section 8.14(b). “Pre-Closing Tax Period” means any taxable period (or portion of a Straddle Period) ending on or before the Closing Date. “Pre-Closing Tax Return” has the meaning set forth in Section 4.6(a). “Privileged Communications” has the meaning set forth in Section 8.14(b). “Proposed Asset Allocation” has the meaning set forth in Section 1.9(a). “Proposed Gross-Up Amount” has the meaning set forth in Section 1.9(a). “Purchase Price” means the Base Purchase Price, as adjusted by the Adjustment Amount (as finally determined pursuant to Section 1.6), any payments made pursuant to Section 1.11, and for any indemnification payments made pursuant to Article 5. “Purchase Price Allocation” has the meaning set forth in Section 1.8(a). “Qualified Benefit Plan” has the meaning set forth in Section 2.15(c). “RCAs” has the meaning set forth in Section 1.3(b)(ii). “Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration, or leaching of a Hazardous Material into the environment.

A-xv HIGHLY CONFIDENTIAL “Remedial Action” means any action to (a) clean up, remediate, remove, or treat Hazardous Materials in the environment, (b) prevent the release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post- closure studies, investigations, monitoring and operations and maintenance under Environmental Laws. “Reorganization Agreements” has the meaning set forth in Section 4.15. “Reorganization Review” has the meaning set forth in Section 4.15. “Reorganizations” has the meaning set forth in the Recitals. “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, financing sources, counsel, accountants and other agents of such Person. In the case of Buyer, Representatives shall also include the insurance carrier under the R&W Insurance Policy. “Restricted Shares” means all shares of Buyer Common Stock issuable hereunder; provided that, such shares of Buyer Common Stock shall cease to be “Restricted Shares” upon the earliest to occur of the date on which such shares(a) have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) are disposed of in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (c) may be disposed of by the holder, (i) in the opinion of counsel in form and substance reasonably satisfactory to Buyer, which shall have been delivered to Buyer by counsel reasonably satisfactory to Buyer, or (ii) under a “no action” letter from the SEC delivered to Buyer, in either case to the effect that subsequent transfers of such shares of Buyer Common Stock may be effected without registration under the Securities Act pursuant to Rule 144 under the Securities Act without any limitation as to volume or manner of sale restrictions or pursuant to another available exemption under the Securities Act and the rules and regulations thereunder. “Review Period” has the meaning set forth in Section 1.6(b). “Revised Statements” has the meaning set forth in Section 1.8(b). “R&W Insurer” means the insurer or insurers offering coverage under the R&W Insurance Policy. “R&W Insurance Policy” has the meaning set forth in Section 4.8. “Sample Net Working Capital Calculation” has the meaning set forth in Section 1.2. “SEC” means the United States Securities and Exchange Commission. “Securities Act” has the meaning set forth in Section 3.3. “Seller Disclosure Schedule” means the Seller Disclosure Schedule delivered by Sellers and Buyer concurrently with the execution and delivery of this Agreement.

A-xvi HIGHLY CONFIDENTIAL “Seller Accounting Principles” has the meaning set forth in Section 1.2. “Seller Fundamental Representations” means the representations and warranties contained in Section 2.1 (Organization and Authority of Covenantors), Section 2.2 (Organization and Authority of the Acquired Companies), Section 2.3 (Capitalization) and Section 2.18 (Brokers). “Seller Related Party” means Seller Representative, each Seller and each of their respective affiliates and their and their respective affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives. “Seller Special Representations” means the representations and warranties contained in Section 2.14 (Environmental), Section 2.17 (Taxes) and Section 2.30 (Coronavirus Pandemic Matters). “Seller Standard Representations” means all of the representations and warranties contained in Article 2, other than Seller Fundamental Representations and Seller Special Representations. “Seller Indemnified Parties” has the meaning set forth in Section 5.3(a). “Seller Parties” means Sellers and the Covenantors. “Sellers” has the meaning set forth in the Preamble. “Sellers’ Asset Allocation Notice” has the meaning set forth in Section 1.9(a). “Sellers Representative” has the meaning set forth in the Preamble. “Sellers’ Retention Amount” means $975,000; provided when and if the retention amount under the R&W Insurance Policy is reduced in accordance with terms thereof, “Sellers’ Retention Amount” shall be reduced to an amount equal to 50% of the then-effective retention amount (any such reduction, a “Sellers’ Retention Amount Deduction”). “Software” means computer programs, operating systems, applications, firmware and other code, including, without limitation, all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof. “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date. “Subsidiary” of any specified Person means any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising control. “Survival Date” has the meaning set forth in Section 5.1.

A-xvii HIGHLY CONFIDENTIAL “Target Net Working Capital Amount” means $16,000,000. “Tax Return” means any return, estimates, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule, election or attachment thereto, any amendment thereof, any claim for refund and, where permitted or required, any combined, consolidated or unitary returns for any group of entities that includes any Acquired Company. “Taxes” means all federal, state, local, or foreign taxes, charges, fees, levies, imposts, duties and other assessments in the nature of a tax, including income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, contractor, estimated, excise, severance, environmental, documentary, stamp, occupation, real or personal property (including general and special real estate taxes and assessments, special service area charges, tax increment financing, payments in lieu of taxes and similar charges and assessments), environmental, real property gains, windfall profits, value added, disability, alternative, customs, duties or other taxes, fees, assessments or charges, together with any interest, additions or penalties imposed thereon or with respect thereto and any interest in respect of such additions or penalties. “Third Party Claim” means any claim, demand, action, suit, or proceeding made or brought by any Person who or that is not a party to this Agreement. “Trusts” has the meaning set forth in the Preamble. “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. “Working Capital Escrow Amount” means $500,000. B. Construction. The division of this Agreement into articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement. The Exhibits and schedules (including the Seller Disclosure Schedule) attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to a “Schedule” or an “Exhibit” followed by a number or a letter refer to the specified Exhibit or Schedule to this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement (including the Preamble, Seller Disclosure Schedule, the Exhibits and Annexes) and not to any particular Article, Section or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires: • all references to “dollars” or “$” mean United States dollars;

A-xviii HIGHLY CONFIDENTIAL • words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders; • “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; • references to times of the day are to U.S. Eastern Time unless otherwise stated and references to a day are to a period of 24 hours running from midnight to midnight; • except where expressly provided to the contrary, references to statute or statutory provisions shall be construed as references to that statute or those provisions as respectively amended, consolidated, extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders, regulations, instruments or other subordinate legislation made from time to time under the statute concerned; • general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things; • references to “writing” or “written” include any modes of reproducing words in a legible, non-transitory form but do not include writing on the screens of visual displays or devices; • if any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day; • where any number of days or Business Days is prescribed in this Agreement, those days shall be reckoned exclusively of the first and inclusively of the last day or Business Day (as applicable), unless (in the case of days) the last day falls on a day not being a Business Day, in which event the last day shall be the next succeeding Business Day; • reference to any Party is also a reference to such Party’s permitted successors and assigns; • reference to any document referred to in this Agreement is a reference to that other document as amended, revised, varied, novated or supplemented at any time; and • references in this Agreement to any document or other information being “made available” or “provided” to Buyer shall mean that such document or information was either included in the virtual data room of Sellers hosted by Datasite (and for which access was granted to Buyer and its representatives) or otherwise delivered electronically to Buyer or its legal counsel at least two (2) Business Days prior to the date of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted in favor of, or against, any of the parties by reason

A-xix HIGHLY CONFIDENTIAL of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction shall be applied against any Party. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.